UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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The Gorman-Rupp Company
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Notice of 2024 Annual Meeting

of Shareholders

Place Live via the internet at www.proxydocs.com/GRC	Date and Time April 25, 2024 10:00 a.m. Eastern Time	Record Date Close of business on February 26, 2024

Items of Business

		Board Recommendation	Page

1.	Fix the number of Directors of the Company at eight and to elect eight Directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified;	FOR each of the nominees	3

2.	Approve, on an advisory basis, the compensation of the Company’s named Executive Officers;	FOR	30

3.	Approve and adopt The Gorman-Rupp Company 2024 Omnibus Incentive Plan;	FOR	31

4.	Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2024; and	FOR	40

5.	Conduct any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Annual Meeting of Shareholders to be held on April 25, 2024. The Company will hold the 2024 Annual Meeting of Shareholders of The Gorman-Rupp Company in a virtual meeting format only, via webcast. The Annual Meeting will be held on Thursday, April 25, 2024 at 10:00 a.m. (EDT). To participate in and/or vote at the virtual Annual Meeting shareholders must pre-register at www.proxydocs.com/GRC by entering their control number found on their enclosed proxy card prior to the deadline specified thereon. Upon completing your pre-registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and will also permit you to submit questions prior to the Annual Meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 25, 2024 — This Notice of Annual Meeting of Shareholders, Proxy Statement and related Proxy Card and the Company’s 2023 Annual Report to Shareholders are available at http://www.proxypush.com/GRC. To cast your vote, you will need to enter the 12-digit control number located on the proxy card.

Your vote is important. Even if you plan to participate in the 2024 Annual Meeting of Shareholders, please cast your vote at your earliest convenience before the Annual Meeting in case you are unable to attend. You may vote by telephone or internet by following the instructions on the enclosed proxy card, or by signing and submitting your enclosed proxy card and returning it in the enclosed envelope (which requires no postage if mailed in the United States), regardless of whether you plan to participate in the Annual Meeting.

By Order of the Board of Directors

BRIGETTE A. BURNELL

Executive Vice President, General Counsel and Corporate Secretary

March 25, 2024

To Our Shareholders

Dear Shareholders:	Letter from the Executive Chairman

It’s a pleasure to invite you to our 2024 Annual Meeting of Shareholders. I hope you can join us virtually on the webcast Thursday, April 25, 2024, at 10:00 a.m. (EDT).

2023 was an historic year for Gorman-Rupp as we celebrated our 90th anniversary. We are proud of our long history of delivering quality products and taking care of our customers. During the meeting, we will provide an update on the performance of the Company in 2023 and the first quarter of 2024.

Your vote is important. Even if you are unable to participate, it is important that your shares be represented and voted. Please refer to the voting instructions in the Notice of 2024 Annual Meeting of Shareholders on the preceding page.

On behalf of the Board and all of our employees, thank you for your continued support.

Sincerely,

Jeffrey S. Gorman

Dear Shareholders:	Letter from the Lead Independent Director

It is an honor to serve on the Gorman-Rupp Board as your Lead Independent Director. Our Board is committed to high standards of corporate governance and delivering long-term value for our shareholders.

We celebrate the memory of Jim Gorman and his contributions to the Company for nearly 75 years. Jim’s legacy is a testament to his unwavering commitment to customer satisfaction, quality leadership and employee growth. The standards Jim set continue to shape the success of the Company today.

I hope you can join us at our 2024 Annual Meeting. Thank you for your continued investment and support of Gorman-Rupp.

Sincerely,

M. Ann Harlan

 Summary of Annual Meeting Proposals

Summary of Annual Meeting Proposals

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information you should consider. You should read the entire Proxy Statement before voting.

Proposal		Recommendation of the Board

1.

Election of Directors

Eight Director Nominees:

Donald H. Bullock, Jr. (Independent)

Jeffrey S. Gorman, Executive Chairman

M. Ann Harlan (Independent)

Scott A. King, President and Chief Executive Officer

Christopher H. Lake (Independent)

Sonja K. McClelland (Independent)

Vincent K. Petrella (Independent)

Kenneth R. Reynolds (Independent)

Director Term: One Year

Director Election: Plurality of votes cast

FOR each of the nominees

2.	Approve, on an advisory basis, the compensation of the Company’s named Executive Officers;	FOR

3.	Approve and adopt The Gorman-Rupp Company 2024 Omnibus Incentive Plan	FOR

4.	Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2024	FOR

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	1

 General Shareholder Information

PROXY STATEMENT

March 25, 2024

Solicitation and Revocation of Proxies

This Proxy Statement is being furnished to shareholders of The Gorman-Rupp Company (the “Company”) in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or “Board”) of proxies for use at the Annual Meeting of the Shareholders (the “Meeting”) to be held live virtually via webcast at www.proxydocs.com/GRC, at 10:00 a.m., Eastern Time, on Thursday, April 25, 2024. Holders of Common Shares of record at the close of business on February 26, 2024 are the only shareholders entitled to notice of and to vote at the Meeting.

A shareholder, without affecting any vote previously taken, may revoke their proxy by the execution and delivery to the Company of a later-dated proxy with respect to the same shares, or by giving notice of revocation to the Company in writing or at the Meeting. The attendance at the Meeting of the person appointing a proxy does not in and of itself revoke the appointment.

Outstanding Shares and Voting Rights

As of February 26, 2024, the record date for the determination of persons entitled to vote at the Meeting, there were 26,218,334 Common Shares outstanding. Each Common Share is entitled to one vote on each proposal.

The mailing address of the principal executive office of the Company is P.O. Box 1217, Mansfield, Ohio 44901-1217. This Proxy Statement and accompanying proxy card are being mailed to shareholders on or about March 25, 2024.

A quorum will be present at the Meeting if there are, in attendance in person or by proxy, shareholders of record entitled to exercise at least 50% of the voting power of the Company with respect to at least one of the purposes for which the Meeting was called.

With respect to the election of Directors (Proposal No. 1), the eight nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes will not be voted for or withheld from the election of directors and thus will have no effect on the election of directors.

If notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the Meeting, that such shareholder desires that the voting for the election of Directors be cumulative, and if announcement of the giving of such notice is made upon the convening of the Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as the shareholder possesses at such election. Under cumulative voting, a shareholder controls voting power equal to the number of votes which the shareholder otherwise would have been entitled to cast multiplied by the number of Directors to be elected. All of such votes may be cast for a single nominee or may be distributed among any two or more nominees as the shareholder may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be divided evenly among the candidates nominated by the Board of Directors, except that if such voting should for any reason not be effective to elect all of the nominees named in this Proxy Statement, then such votes will be cast so as to maximize the number of the Board of Directors’ nominees elected to the Board.

With respect to the advisory vote to approve the compensation of the Company’s named Executive Officers (Proposal No. 2), the vote to approve and adopt The Gorman-Rupp Company 2024 Omnibus Incentive Plan (Proposal No. 3), and the ratification of the independent registered public accounting firm (Proposal No. 4), the affirmative vote of a majority of the votes cast is necessary to approve each such proposal. Abstentions and broker non-votes will not be voted for or against such proposals, will not be counted in the number of votes cast on such proposals and thus will have no effect on such proposals.

2	THE GORMAN-RUPP COMPANY	|	2024 Proxy Statement

 Election of Directors

Brokerage firms have the authority to vote shares on certain “routine” matters when their customers do not provide voting instructions. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. Proposal No. 4 is a routine matter, and thus brokers may vote without instructions on that proposal, but the other proposals in this Proxy Statement are non-routine matters.

Our Board of Directors recommends that you vote

FOR the election of each of the 2024 director nominees

ELECTION OF DIRECTORS

(Proposal No. 1)

All Directors will be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received will be voted in the manner directed therein. If no such direction is provided, proxies received are intended to be voted in favor of fixing the number of Directors at eight and for the election of the nominees named below.

Each of the Director nominees has indicated a willingness to serve if elected. However, in the event that any of the nominees should become unavailable, which the Board of Directors does not anticipate, proxies are intended to be voted in favor of fixing the number of Directors at a lesser number equal to the number of available Board-designated nominees or for the election of a substitute nominee or nominees designated by the Board of Directors, in the discretion of the persons appointed as proxy holders. If cumulative voting in the election of directors is invoked at a time when any of the nominees become unavailable, unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be divided evenly among the available candidates nominated by the Board, except that, the proxies may be voted cumulatively for less than the entire number of candidates nominated by the Board if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

The Board of Directors determined not to nominate Charmaine R. Riggins for re-election as a Director at the Meeting, after considering potential commercial conflicts of interest that may arise related to a recent change in her employment. The Board of Directors has proposed that, upon the expiration of Ms. Riggins’ current term at the Meeting, the number of Directors constituting the Board of Directors be fixed at eight.

Director Nominees

Donald H. Bullock, Jr. Age: 64 Director of the Company since 2020 Independent

Donald H. Bullock Jr. is the retired Senior Vice President of Investor Relations of Eaton Corporation (“Eaton”), a New York Stock Exchange publicly-traded diversified industrial manufacturer that provides energy-efficient solutions to help customers manage electrical and mechanical power. Mr. Bullock worked for Eaton in various global business management, information technology and finance roles from 1998 until his retirement in 2019, previously serving as Vice President and General Manager, General Products Divisions from 2006 to 2011; Corporate Vice President, Asia Pacific from 2003 to 2006; Chief Information Officer and Vice President, Information Technology from 2000 to 2003 and Director, Finance from 1998 to 2000. Prior to joining Eaton, Mr. Bullock was employed by the Index Group, a general management consulting firm.

Mr. Bullock is a senior executive with over 20 years of experience and qualifies as an “audit committee financial expert” under SEC rules. He has broad experience in international business operations, investor relations and information technology.

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	3

 Election of Directors

Jeffrey S. Gorman Age: 72 Director of the Company since 1989 Executive Chairman

Jeffrey S. Gorman is Executive Chairman of the Company, having served as Chairman of the Board since 2019. Mr. Gorman previously served as Chief Executive Officer of the Company from 1998 to 2021. He also served as President from 1998 to 2020 after having served as Senior Vice President since 1996. He also served as General Manager of Gorman-Rupp Pumps USA from 1989 through 2005 after service as Assistant General Manager from 1986 to 1988. Additionally, he held the office of Corporate Secretary from 1982 to 1990. Mr. Gorman is a member of the Board of Directors of Mechanics Bank, Mansfield, Ohio and former Chairman of the Ohio Chamber of Commerce.

Mr. Gorman has been instrumental in continuing the Company’s development and growth for more than 30 years, especially with respect to its acquisitions and its international growth. He is highly knowledgeable about the pump industry and the Company’s products, customers and competitors.

M. Ann Harlan Age: 64 Director of the Company since 2009 Independent

M. Ann Harlan is the retired Vice President and General Counsel of The J.M. Smucker Company (“Smucker”), a New York Stock Exchange (“NYSE”) publicly-traded food manufacturer. From January 1998 to January 2011, Ms. Harlan was a member of the Smucker executive management team responsible for setting and implementing corporate strategy and has broad experience with corporate governance issues and requirements of the NYSE, the Securities and Exchange Commission (“SEC”) and the Sarbanes-Oxley Act of 2002. In addition, from 2010 until 2023, Ms. Harlan served on the Board of University Hospitals Health System, Inc. From 2012 until 2019, she was a member of the Advisory Board of Gates Group Capital Partners. From 2010 until its sale to Archer Daniels Midland in 2015, Ms. Harlan was also a Director of Eatem Foods Company. Ms. Harlan also previously served on the Board of Directors of privately held FlavorX Corporation and on the Board of Directors of Cleveland Cliffs Inc., a NYSE listed steel and mining company (CLF).

Ms. Harlan has 13 years of experience as senior legal counsel at Smucker, which has significant family ownership and family senior management generally comparable to the ownership structure of the Company. She has extensive mergers and acquisition experience with Smucker and 15 years prior related experience with a major law firm. She also has broad experience with public company governance issues, audit matters, executive compensation and equity compensation plan development and administration as well as human resources issues.

Scott A. King Age: 49 Director of the Company since 2021 President and Chief Executive Officer

Scott A. King is President and Chief Executive Officer of the Company. In 2004, he joined Gorman-Rupp Pumps USA as Manufacturing Manager and progressed through multiple positions including Director of Manufacturing, Vice President of Operations, General Manager and Chief Operating Officer. Prior to joining the Company, Mr. King served in various capacities with Fortune 500 diversified industrial manufacturers. He is the past President of the Regional Manufacturing Coalition and a member of the Board of Directors for the Hydraulic Institute.

Mr. King has been instrumental in the operational leadership of the Company for more than 15 years. He is highly knowledgeable about the pump industry and the Company’s products, customers and competitors.

4	THE GORMAN-RUPP COMPANY	|	2024 Proxy Statement

 Election of Directors

Christopher H. Lake Age: 59 Director of the Company since 2000 Independent

Christopher H. Lake was President and Chief Operating Officer of SRI Quality System Registrar, an international third-party management system registrar and certification audit firm, from January 2006 until its sale in 2023, after having served as Vice President of Sales from February to December 2005. The firm had operations in the United States, Asia and the European Union. Mr. Lake led a regional consulting group that focused on operations and organizational development from 2001 through 2004 for banking, communications, and consumer product companies. Prior to 2001, Mr. Lake was also Principal and Industry Executive for two Fortune 500 companies.

Mr. Lake has major corporate service and operations experience with large service, manufacturing, and technology companies. He also has extensive experience providing information technology management, marketing strategy, and business development services to large domestic and international corporations.

Sonja K. McClelland Age: 52 Director of the Company since 2019 Independent

Sonja K. McClelland is the Executive Vice President, Treasurer, and Chief Financial Officer of Hurco Companies, Inc. (“Hurco”), a NASDAQ publicly-traded international industrial technology company that designs, manufactures and sells computerized machine tools. Ms. McClelland has worked for Hurco in various finance and accounting roles since September 1996 most recently serving as Executive Vice President since 2017; Treasurer and Chief Financial Officer since March 2014, Corporate Secretary from March 2014 to March 2021, and Principal Financial and Accounting Officer since her appointment as Corporate Controller and Assistant Secretary in November 2004. Prior to joining Hurco, Ms. McClelland was employed by Arthur Anderson LLP following her graduation from college.

Ms. McClelland is a senior financial executive with nearly 30 years of experience in public accounting and financial reporting responsibilities and qualifies as an “audit committee financial expert” under SEC rules for service on the Audit Committee. She is a versatile business professional with a diverse background in corporate accounting and finance, manufacturing operations, investor relations, strategic planning, acquisitions and divestitures, complex international organizational structures, transfer-pricing and international tax strategies, foreign currency risk management, SEC reporting, compliance risk management, systems implementations, and corporate governance matters.

Vincent K. Petrella Age: 63 Director of the Company since 2020 Independent

Vincent K. Petrella is the retired Executive Vice President, Chief Financial Officer and Treasurer of Lincoln Electric Holdings, Inc. (NASDAQ:LECO) — a role he held from 2004 to 2020. He held prior roles within the finance and internal audit functions at Lincoln Electric from 1995 through 2003 and began his career at an international public accounting firm. Lincoln Electric engages in the design, manufacture, and sale of welding, cutting, and brazing products worldwide. Mr. Petrella is currently a Director of Applied Industrial Technologies, Inc. (NYSE:AIT), a publicly-traded value-added distributor of industrial supplies, and Sotera Health Company (NASDAQ:SHC), a publicly-traded healthcare supplier.

Mr. Petrella qualifies as an “audit committee financial expert” under SEC rules with his extensive experience in public accounting and financial reporting responsibilities. He also has broad experience with international acquisitions, business strategy and manufacturing operations.

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	5

 Election of Directors

Kenneth R. Reynolds Age: 65 Director of the Company since 2014 Independent

Kenneth R. Reynolds serves on the Board of Directors of Ariel Corporation and, in 2020 retired from being Ariel’s Executive Vice President and Treasurer. He previously served as its Chief Financial Officer from 1997 to 2016. Ariel has been a major designer and manufacturer of a wide variety of compressors for diverse global petroleum markets for over 50 years. Its compressors are in service worldwide in refineries, gas fields, pipeline service and gas gathering, making it a world leader in gas compression. Previously, Mr. Reynolds, a Certified Public Accountant, was a partner with a regional public accounting firm which he joined following his college graduation.

Mr. Reynolds has over 30 years of financial systems management and reporting experience and qualifies as an “audit committee financial expert” under SEC rules for service on the Audit Committee. Additionally, Mr. Reynolds has extensive international Fortune 500 customer experience with major petroleum producers and capital goods manufacturers.

Director Qualifications

As reflected in the chart below, the Board believes the six independent director nominees offer a diverse range of key skills and experience to provide effective oversight of the Company and create long-term sustainable growth through successful execution of the Company’s strategic initiatives.

	Donald H. Bullock, Jr.	M. Ann Harlan	Christopher H. Lake	Sonja K. McClelland	Vincent K. Petrella	Kenneth R. Reynolds

Board of Directors Experience (other current or prior public company Boards)		X			X

Manufacturing	X	X	X	X	X	X

International	X	X	X	X	X	X

Operational	X		X	X	X	X

Business Development and Strategy	X	X	X	X	X	X

Sales and Marketing			X

Audit Committee Financial Expert	X			X	X	X

Information Technology	X		X	X	X

Board Composition

	Donald H. Bullock, Jr.	Jeffrey S. Gorman	M. Ann Harlan	Scott A. King	Christopher H. Lake	Sonja K. McClelland	Vincent K. Petrella	Kenneth R. Reynolds

Gender

Male	X	X		X	X		X	X

Female			X			X

Race/Ethnicity

African American

Asian, Pacific Islander						X

White/ Caucasian	X	X	X	X	X		X	X

Hispanic/Latino

Native American

6 THE GORMAN-RUPP COMPANY | 2024 Proxy Statement

 Election of Directors

Non-Employee Director Compensation

The Compensation Committee is charged with oversight and periodic review of Non-Employee Director compensation and with recommending any changes to the entire Board of Directors. Directors who are employees of the Company (Mr. Jeffrey S. Gorman and Scott A. King) do not receive any compensation for service as Directors. Non-Employee Directors are compensated by the Company for their services as Directors through a combination of annual cash retainers and stock awards.

The Company’s Non-Employee Directors compensation for 2023 consisted of annual cash retainers of $55,000 each and stock awards of 2,250 shares each effective as of July 3, 2023. To reflect their additional responsibilities, Chairs of the Compensation Committee and Governance and Nominating Committee received an additional retainer fee of $5,000, and the Chair of the Audit Committee received an additional retainer fee of $10,000. The Lead Independent Director received an additional retainer fee of $15,000.

The Company has a stock ownership policy for its Non-Employee Directors to encourage meaningful stock ownership in the Company. The policy requires each Non-Employee Director to own shares of stock equal in value to five times his or her annual cash retainer, and prohibits most sales of shares unless the applicable minimum stock ownership requirement is met.

Non-Employee Director Compensation Table

The table below summarizes the total compensation paid for service by each of the Non-Employee Directors of the Company for the year 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)

Donald H. Bullock, Jr.(2)	$60,000	$64,080	$124,080

M. Ann Harlan(3)	70,000	64,080	134,080

Christopher H. Lake	55,000	64,080	119,080

Sonja K. McClelland(4)	65,000	64,080	129,080

Vincent K. Petrella(5)	60,000	64,080	124,080

Kenneth R. Reynolds	55,000	64,080	119,080

Charmaine R. Riggins(6)	37,170	64,080	101,250

Rick R. Taylor(7)	17,830	-	17,830

(1)

Each Non-Employee Director received an award of 2,250 Common Shares (from the Company’s treasury shares) under The Gorman-Rupp Company 2016 Non-Employee Directors’ Compensation Plan. Each award of 2,250 Common Shares was made effective as of July 3, 2023 and had a market value of $28.48 per share as of the grant date, computed in accordance with FASB ASC Topic 718.

(2)	Mr. Bullock’s “Fees Earned or Paid in Cash” includes additional retainer fees of $5,000 for service as Chair of the Governance and Nominating Committee.
(3)	Ms. Harlan’s “Fees Earned or Paid in Cash” includes additional retainer fees of $15,000 for service as Lead Independent Director.
(4)	Ms. McClelland’s “Fees Earned or Paid in Cash” includes additional retainer fees of $10,000 for service as Chair of the Audit Committee.
(5)	Mr. Petrella’s “Fees Earned or Paid in Cash” includes additional retainer fees of $5,000 for service as Chair of the Compensation Committee.
(6)	Ms. Riggins was elected to the Board of Directors effective April 27, 2023.
(7)	Mr. Taylor retired from the Board of Directors effective April 27, 2023.

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	7

 Corporate Governance

CORPORATE GOVERNANCE

Board Composition and Practices

Annual Election of Directors	✓	Executive Sessions of the Board	✓

Lead Independent Director	✓	Over Boarding Policy	✓

Non-Employee Director Independence	100%	Mandatory Board Retirement Age	✓

Committee Independence	100%	Board and Committee Self-Evaluations	✓

Independent Director Gender Diversity	33%	Board Member Candidate Guidelines	✓

New Directors Since 2018	4	Stock Ownership Policy for Directors	✓

Number of Financial Experts	4	Strategy, Environmental and Risk Management Oversight	✓

Board of Directors and Board Committees

The Company requires that a majority of its Directors must be “independent” as required by the listing standards of the NYSE and SEC rules, or by other regulatory or legislative bodies as may be applicable to the Company. The Board, on an annual basis, makes a determination as to the independence of each Director in accordance with applicable listing standards, rules and regulations. In general, “independent” means that a Director has no “material relationship” with the Company or any of its subsidiaries, other than through his or her service as a Director. The existence of a material relationship must be determined based upon a review of all relevant facts and circumstances, and generally is a relationship that might reasonably be expected to compromise the Director’s ability to maintain his or her independence from management in connection with the Director’s duties.

The Board has approved Corporate Governance Guidelines and a Code of Ethics to provide guidance for the governance of the Company. The Governance and Nominating Committee is responsible for monitoring these guidelines and code of ethics and reviews them on an annual basis and, subject to Board approval, makes such revisions as may be necessary or appropriate to reflect new regulatory requirements and evolving corporate governance practices. The Corporate Governance Guidelines and Code of Ethics are available in their entirety on the Company’s website at http://www.gormanrupp.com.

Based on an annual review by the Governance and Nominating Committee, the Committee affirmatively determined, after considering all relevant facts and circumstances known to it, that no Non-Employee Director has a material relationship with the Company and that all Non-Employee Directors meet the independence standards of the Company’s Corporate Governance Guidelines, as well as the current independence standards of the NYSE and SEC corporate governance requirements for listed companies, and have no relationships or transactions required to be reported by Item 404 of Regulation S-K.

During 2023, a total of 5 regularly scheduled meetings of the Board of Directors (at least one each quarter) and a total of 15 meetings of all standing Directors’ Committees were held. All Directors attended at least 75% of the aggregate number of meetings held by the Board of Directors and the respective Committees on which they served. In 2023, the “independent” Directors met at every regularly scheduled meeting of the Board of Directors in executive session without the presence of the non-independent Directors and any members of the Company’s management. The Lead Independent Director, who is currently M. Ann Harlan, generally presides at these non-management executive sessions. Members of the Board of Directors are expected to attend the Company’s Annual Meeting of Shareholders, and all Directors were in attendance at the 2023 annual meeting.

At the April 27, 2023 annual reorganizational meeting of the Board of Directors, M. Ann Harlan was re-elected by the independent Directors as Lead Independent Director, to serve for an additional one year term. The Lead Independent Director is responsible for coordinating the activities of the other independent Directors and has the authority to preside at all meetings of the Board of Directors at which the Chairman of the Board is not present. The

8	THE GORMAN-RUPP COMPANY	|	2024 Proxy Statement

 Corporate Governance

Lead Independent Director serves as principal liaison on Board-wide issues between the independent Directors and the Chairman of the Board, approves meeting schedules and agendas and monitors the quality of information sent to the Board. The Lead Independent Director also may recommend the retention of outside advisors and consultants who report directly to the Board of Directors. If requested by shareholders, when appropriate, the Lead Independent Director also will be available for consultation and direct communication.

The Board completes annual performance evaluations of the Board, as well as the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee, to assist in determining whether the Board and its Committees are functioning effectively. Annually, the Board and each of its Committees complete self-evaluations and review and discuss the results. The Governance and Nominating Committee oversees this process.

The Board of Directors has three separately designated standing Committees: (1) Audit Committee; (2) Compensation Committee; and (3) Governance and Nominating Committee. All members of each Committee are independent Directors. Each Committee is governed by a written charter adopted by the Board of Directors detailing its authority and responsibilities. These charters are reviewed and updated periodically as legislative and regulatory developments and business circumstances warrant. Complete copies of each Committee charter are available on the Company’s website at http://www.gormanrupp.com.

The table below shows current members of each of the Committees and the number of meetings held by each standing Committee in 2023. Rick R. Taylor served as a member of the Governance and Nominating Committee during 2023, prior to his retirement from the Board of Directors on April 27, 2023. Charmaine R. Riggins is not standing for re-election as a Director at the Meeting.

Name	Audit Committee	Compensation Committee	Governance and Nominating Committee

Donald H. Bullock, Jr.	✓		Chair

M. Ann Harlan		✓

Christopher H. Lake		✓	✓

Sonja K. McClelland	Chair	✓

Vincent K. Petrella	✓	Chair

Kenneth R. Reynolds	✓		✓

Charmaine R. Riggins		✓	✓

Number of Meetings	5	5	5

Audit Committee

The principal functions of the Audit Committee include the authority and responsibility to:

•	Oversee the integrity of the financial statements of the Company;

•	Engage the Company’s independent registered public accounting firm and review the scope of the audit of the Company’s consolidated financial statements;

•	Evaluate auditor qualification, performance, and independence;

•	Approve fees to be paid to the independent registered accounting firm for the agreed-upon-services;

•	Consider comments made by the independent registered public accountants with respect to internal controls and financial reporting and related actions taken by management;

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	9

 Corporate Governance

•	Review internal accounting systems, procedures and controls with the Company’s internal auditor and financial staff;

•	Review and pre-approve any non-audit services provided by the independent registered public accounting firm;

•	Provide organizational oversight of the Company’s enterprise risk management plan including cybersecurity and disaster recovery;

•	Oversee the Company’s hedging strategies;

•	Oversee the Company’s internal audit function, including approving the annual internal audit plan: and

•	Oversee compliance with legal and regulatory requirements that may have a material impact on the Company’s financial statements.

Compensation Committee

The principal functions of the Compensation Committee include the authority and responsibility to:

•	Evaluate, develop and monitor compensation policies and programs for the Company’s officers and Non-Employee Directors;

•	Recommend the salaries, profit sharing and long-term incentive compensation for the officers; and

•	Oversee the administration, funding and investment performance of the defined benefit pension plans and the defined contribution retirement plans of the Company.

A more comprehensive description of the Compensation Committee’s functions regarding the consideration and determination of officer compensation is set forth under the caption “Compensation Discussion and Analysis.”

Governance and Nominating Committee

The principal functions of the Governance and Nominating Committee include the authority and responsibility to:

•	Identify, evaluate and recommend individuals for nomination as members of the Board of Directors;

•	Develop a succession plan for the Company’s Chief Executive Officer and other Executive Officers;

•	Develop a succession plan for other corporate officers and operating executives;

•	Oversee the annual evaluation of the performance of the Board and its Committees;

•	Periodically review the Board Committees’ charters and the Corporate Governance Guidelines for compliance with evolving regulations and Board-desired corporate goals;

•	Monitor the availability of training and professional education programs suitable for Directors for enhancement of their Board and Committee responsibilities;

•	At least annually, review potential conflicts of interest of Directors and Officers of the Company; and

•	Periodically review the Company’s environmental, social and sustainability programs and activities.

The Governance and Nominating Committee charter incorporates the Company’s policies and procedures by which to consider recommendations from shareholders for Director nominees. Any shareholder wishing to propose a candidate may do so by delivering a typewritten or legible hand-written communication to the Company’s Corporate Secretary. The submission should provide detailed business and personal biographical data about the candidate, and include a brief analysis explaining why the individual is well-qualified to become a Director nominee. All recommendations will be acknowledged by the Corporate Secretary and promptly referred to the Governance and Nominating Committee for evaluation.

The Governance and Nominating Committee has not specified any particular set of skills, qualities or diversities that is required for a Director candidate. All Director candidates, including any recommended by shareholders, are

10	THE GORMAN-RUPP COMPANY	|	2024 Proxy Statement

 Corporate Governance

first evaluated based upon their (i) integrity, strength of character, practical wisdom and mature judgment; (ii) business and financial expertise and experience; (iii) intellect to comprehend the issues confronting the Company; and (iv) availability of adequate time to devote to the affairs of the Company and attend Board and Committee meetings. The Governance and Nominating Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. New Director candidates are subject to a background check performed by the Governance and Nominating Committee. In addition, the candidate will be personally interviewed by one or more Governance and Nominating Committee members before he or she is nominated for election to the Board of Directors. In considering candidates for the Board, the Governance and Nominating Committee considers the entirety of each candidate’s credentials in the context of their skills, qualities or diversities. With respect to the nomination of continuing Directors for re-election, the individual’s historical contributions to the Board are also considered. Third-party search firms may be retained by the Board to identify individuals that meet the director candidate criteria established by the Governance and Nominating Committee.

Risk Oversight

The Board of Directors believes that control and management of risk are primary responsibilities of senior management of the Company. As a general matter, the entire Board of Directors is responsible for oversight of this important senior management function. The Audit Committee is responsible to the Board for the organizational oversight of the Company’s comprehensive enterprise risk management plan. Additional oversight of some functional risks is performed by specific Board Committees, e.g., financial reporting risks and cyber risks are overseen by the Audit Committee; personnel selection, evaluation, retention and compensation risks and benefit plan investment risks are overseen by the Compensation Committee; and Chief Executive Officer, Executive Officer, other corporate officer, key operating executive and Director succession planning risks are overseen by the Governance and Nominating Committee. The results of each Committee’s oversight are reported regularly to the entire Board of Directors.

The Company’s comprehensive enterprise risk management plan, including cyber risks, is overseen by the Audit Committee. Senior management plays a pivotal role in informing the Audit Committee on cybersecurity risks. The information technology department regularly informs the senior management team of all aspects related to cybersecurity risks and incidents. This ensures that senior management is kept abreast of the cybersecurity posture and potential risks. The senior management team presents updates to the Audit Committee quarterly and, as necessary, to the full Board.

The Board of Directors and the Company’s management are committed to operating in a manner that upholds the reputation of the Company. The Governance and Nominating Committee is responsible for periodically reviewing the Company’s environmental, social and sustainability programs and activities, in addition to assuring compliance with the governance principles applicable to the Company.

With regard to environmental, social and governance (“ESG”) issues, the Board of Directors receives regular updates on such issues from management, recognizing a range of stakeholders that includes employees and the communities where the Company’s facilities are located. Among other things, management regularly discusses with the Board legal, compliance and ethical issues related to ESG matters and the specific ways that the Company acts upon its commitment to ESG principles. The Company’s actions related to ESG are summarized in the Company’s 2023 Sustainability Report (www.gormanrupp.com/en/sustainability).

Company Leadership Organization

With respect to the roles of Board Chairman and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances.

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	11

 Corporate Governance

Upon election of Mr. Scott A. King as Chief Executive Officer of the Company on January 1, 2022, the Company separated the offices of Board Chairman and Chief Executive Officer because it believes this division more clearly delineates their respective responsibilities and capitalizes on the respective skills, expertise and experience of each of Mr. Gorman and Mr. King. This separation currently provides for the Chairman to focus on Board of Directors responsibilities, while continuing to contribute to the Company in areas where he is particularly qualified, and for the Chief Executive Officer to focus on the Company’s executive, administrative and operating responsibilities. Given Mr. Gorman’s and Mr. King’s respective years of service with the Company, the Company believes this structure is most appropriate for conducting its business and its responsibilities to its employees, customers, suppliers, shareholders, Directors, communities, and regulatory agencies. Pursuant to the Corporate Governance Guidelines, the Board believes that the combination or separation of these offices should continue to be considered periodically as necessary or advisable.

Related Party Transactions

The Company has no relationships or transactions required to be reported by Item 404 of Regulation S-K. Although the Company does not have a specific written policy regarding review, approval or ratification of related party transactions, the Company has a formal annual review process for such transactions at all locations, and the Board of Directors has the authority to review and approve all related party transactions defined as those transactions required to be disclosed under Item 404 of Regulation S-K. Review and approval of related party transactions also would be evidenced through the Company’s Code of Ethics compliance, annual completion of the Company’s Directors & Officers Questionnaires and discussion at Board meetings, or addressed in unanimous written actions in lieu of a Board meeting, if applicable.

12	THE GORMAN-RUPP COMPANY	|	2024 Proxy Statement

 Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee has submitted the following report to the Board of Directors:

(i)

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023 and the assessment of the Company’s internal controls over financial reporting with the Company’s management and the Company’s independent registered public accountants, Ernst & Young LLP;

(ii)

The Audit Committee has discussed with the Company’s independent registered public accountants the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

(iii)

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accountants required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and has discussed the issue of independence, including the provision of non-audit services to the Company, with the independent registered public accountants;

(iv)

With respect to the provision of non-audit services to the Company, the Audit Committee has obtained a written statement from the Company’s independent registered public accountants that they have not rendered any non-audit services prohibited by SEC and PCAOB rules relating to auditor independence, and that the delivery of any permitted non-audit services has not and will not impair their independence;

(v)

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, to be filed with the SEC; and

(vi)	In general, the Audit Committee has fulfilled its commitments in accordance with its charter.

Members of the Audit Committee are also “independent” in accordance with the corporate governance standards of the NYSE, and all of the members (including the Chair) qualify as an “audit committee financial expert” in accordance with SEC rules.

The foregoing report has been furnished by members of the Audit Committee:

   Sonja K. McClelland, Chair

   Donald H. Bullock, Jr.

   Vincent K. Petrella

   Kenneth R. Reynolds

Compensation Committee Interlocks and Insider Participation

Each of the following Directors served as a member of the Compensation Committee during the fiscal year ended December 31, 2023: M. Ann Harlan, Christopher H. Lake, Sonja K. McClelland, Vincent K. Petrella, and Charmaine R. Riggins. During 2023, no Company Executive Officer or Director was a member of the board of directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the SEC.

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	13

 Compensation Committee Report

COMPENSATION COMMITTEE REPORT

The Compensation Committee has submitted the following report to the Board of Directors:

(i)	The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management; and

(ii)

Based on the review and discussions referred to in the preceding paragraph, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement in connection with the 2024 Annual Meeting of the Company’s Shareholders.

The foregoing report has been furnished by members of the Compensation Committee:

Vincent K. Petrella, Chair

M. Ann Harlan

Christopher H. Lake

Sonja K. McClelland

Charmaine R. Riggins

14 THE GORMAN-RUPP COMPANY | 2024 Proxy Statement

 Executive Compensation

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the Company’s officer compensation program and how it applies to the Company’s Chief Executive Officer and its other officers (collectively, the “Officers”), including its four named executive officers (“Executive Officers”) identified in the Summary Compensation Table included in this Proxy Statement.

Compensation Highlights

•	Annual Advisory Vote on Executive Compensation

•	Annual Peer Group Compensation Market Assessments

•	Pay for Performance

•	Utilize Performance Based and Service Based Restricted Shares

•	Stock Ownership Policy

•	Prohibit Pledging and Hedging of Company Shares

•	Clawback Policy

•	No Excessive Perquisites

•	No Employment Contracts

Overview

The Gorman-Rupp Company has a long and continuing focus on building profitability and consistently delivering increased value to our shareholders. To accomplish this goal, the Company’s Officer compensation program is designed to encourage and reward leadership, initiative, teamwork and top-quality performances among the Officers.

The Compensation Committee (the “Committee”) of the Board of Directors is authorized to:

•	Review and evaluate the compensation policies and programs for the Officers;

•	Review, at least annually, the Chief Executive Officer’s progress assessments of the other Officers and to evaluate the Chief Executive Officer’s progress assessment;

•	Review and recommend the annual salaries, annual profit sharing and long-term incentive compensation determinations for the Executive Officers to the Board of Directors; and

•	Review the compensation of Non-Employee Directors (“Directors”) and submit any suggested recommendations for changes to the Directors for review.

Five independent Directors comprise the Committee. Their responsibilities are carried out pursuant to authority delegated by the Board of Directors and in accordance with the federal securities laws and other applicable laws and regulations and the Committee’s charter.

Philosophy and Objectives

Under the Committee’s oversight, the Company has formulated a compensation philosophy that is intended to assure the provision of fair, competitive and performance-based compensation to the Officers. This philosophy reflects the belief that compensation of the Officers should be consistent with the Company’s historical compensation practices, its culture, its profitability and its long-term shareholder value.

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	15

 Executive Compensation

The implementation of the Company’s Officer compensation philosophy seeks (i) to attract and retain a group of talented individuals with the education, experience, skill sets and professional presence deemed best suited for the respective Officer positions; and (ii) to continually motivate those individuals to help the Company achieve its strategic goals and enhance profitability by offering them incentive compensation in the form of profit sharing and equity-based compensation awards driven by the Company’s results of operations and financial condition.

Elements of Compensation

The Company’s Officer compensation program consists of four elements: base salary, profit sharing, long-term incentive equity awards and a component of modest miscellaneous benefits. The Company has not entered into employment contracts with any of the Officers.

Ownership of the Company’s Common Shares by the Officers has continually been considered a worthy goal within the Company to further align Officers’ interests with those of Shareholders. Toward that end, the Company sponsors opportunities to purchase Common Shares, including a partial Company match, aimed at encouraging the Officers, and substantially all other employees, to voluntarily invest in the Common Shares.

The Company has a stock ownership policy which establishes minimum stock ownership requirements for its Officers, group presidents and other corporate and operating officers to encourage meaningful stock ownership in the Company. The policy requires each executive, operating president and designated key employees to own shares of stock equal in value ranging from multiples of one times to three times his or her base salary, and prohibits most sales of shares unless the applicable minimum stock ownership requirement is met.

Base Salary — Base salaries are premised upon the relative responsibilities of the given Officers and industry surveys and related data. Initial salaries generally are set below competitive levels paid to comparable officers at other entities engaged in the same or similar businesses as the Company based upon publicly-available peer data, discussed below under “Annual Review”, and Company philosophy. Subsequently, actual salaries are adjusted periodically based on judgments of each person’s performance, qualifications, accomplishments and expected future contributions in his or her Officer role.

Profit Sharing — The Company intentionally relies to a significant degree on annual incentive compensation in the form of profit sharing to attract and retain the Officers. This profit sharing opportunity, which is based on annual operating income, provides motivation for them to perform to the full extent of their individual abilities and as a team to build total Company profitability and shareholder value on a continuing, long-term basis.

Long-term Incentive Equity Awards — Pursuant to The Company’s employee equity compensation plan, long-term equity incentive compensation is an element of compensation used to enhance the Company’s compensation program in combination with its succession planning for key personnel and to further align the interests of award recipients with shareholders. Equity incentive compensation has also been selected to facilitate the accumulation of additional Company shares of stock by those most accountable for the Company’s operating results and shareholder value. The Compensation Committee may grant equity awards conditioned upon achievement of appropriate performance metrics (Performance Stock Units or PSUs), as well as service-based awards (Restricted Stock Units or RSUs) to certain employees. Recipients of grants of PSU’s receive a target award of performance-based shares that vest at the end of a specified multi-year period, based on the levels of achievement of the performance goals established by the Compensation Committee, which may range from 0% to 150% of the target number of performance-based shares. The performance goals for performance-based shares granted during 2023 are based on targeted adjusted operating income growth and average operating working capital to sales, weighted 67% and 33%, respectively. The Committee believes the combination of these performance goals provides an appropriate balance between earnings-related and growth goals while also focusing on shareholder value growth. Service based restricted stock units enhance the Company’s ability to retain executives and provide value based on the Company’s stock price performance. In determining the mix of performance share units and service based restricted share units included in annual award grants, greater emphasis is placed on performance share units to

16 THE GORMAN-RUPP COMPANY | 2024 Proxy Statement

 Executive Compensation

further motivate executives to pursue goals associated with the Company’s financial performance. Each vested PSU and RSU represents the right to receive one Common Share of the Company.

In determining the target amount of PSUs, the number of RSUs and the relative mix of the two awards to be granted to our Executive Officers, the Compensation Committee takes into account several factors, including our Chief Executive Officer’s recommendation for the other Executive Officers, our short-term and long-term financial and strategic objectives, the Executive Officer’s relative job scope, individual performance history and prior and anticipated future contributions to the Company. After considering these factors, the Compensation Committee determines the amount of PSUs and RSUs to be granted at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

Under certain circumstances, including a restatement of financial results by the Company, the grantee may be required to return to the Company share awards and/or pretax income derived from any disposition of shares previously received if the performance shares would not have been earned based upon the restated financial results. To this end, the Board of Directors approved a Clawback Policy which is included as an exhibit in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The two-year performance period for PSUs granted to the Officers in 2022 concluded on December 31, 2023. The performance goals for the 2022-2023 performance period were based on targets for compound annual growth of adjusted operating income and shareholders’ equity growth, weighted 50% each. On February 22, 2024, the Compensation Committee reviewed the Company’s financial results for the two-year period ended December 31, 2023 as compared to the performance goals, and determined that adjusted operating income growth and shareholders’ equity growth both exceeded the maximum goals. Accordingly, if the Officers remain in service to the Company through the December 31, 2024 vesting date, performance-based shares will be awarded to the Officers at 150% of the target under the 2022 grants with amounts as follows: Scott A. King- 9,243 Common Shares; James C. Kerr- 7,395 Common Shares; and Brigette A. Burnell- 6,778 Common Shares.

Other Compensation — The Officers receive a variety of miscellaneous benefits, the value of which is represented for the named Executive Officers under the caption “All Other Compensation” in the Summary Compensation Table. These benefits include taxable life insurance, and Company contributions to the Christmas Savings Plan, the 401(k) Plan, and certain partial matching contribution opportunities under the Employee Stock Purchase Plan. The Company also sponsors a defined benefit pension plan in which two of the Company’s Executive Officers participate as explained under the caption “Pension Benefits.”

Stock Ownership — The Company has long encouraged the Officers to voluntarily invest in the Company’s Common Shares. As a consequence, the Company makes the purchase of its Common Shares convenient, in some cases with partial cash matching contributions from the Company, and in all cases without brokers’ fees or commissions, under an Employee Stock Purchase Plan, a 401(k) Plan and a Dividend Reinvestment Plan. Although the purchase opportunities available through these plans do not constitute elements of Officer compensation, all of the current Officers are shareholders and participate in one or more of the foregoing plans.

Directors, Officers and certain other employees may not engage in hedging transactions related to the Company’s securities, may not engage in short sales, may not purchase or sell put options, call options or other such derivative securities, and may not hold Company securities in a margin account or pledge Company securities as collateral for a loan.

Annual Reviews

The Committee’s current objective is for the Company’s Executive Officers to be compensated at a total level of compensation commensurate with at least the 25th percentile of compensation of comparable capital goods manufacturing companies. The Committee additionally evaluates the Executive Officers’ progress assessments and the Company’s financial performance in performing its compensation review responsibilities. The Committee also takes into account the outcome of prior shareholders’ advisory votes on executive compensation.

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	17

 Executive Compensation

The Committee has the authority if needed to consult with outside accounting, legal and compensation advisors as appropriate in arriving at compensation recommendations, subject to approval by the Board of Directors. The compensation advisors report directly to the Compensation Committee, and the Compensation Committee may replace the advisors or hire additional advisors if needed. The advisors attend meetings of the Compensation Committee, as requested, and communicate with the Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of the Company’s Executive Officers.

In 2023, the Compensation Committee retained independent compensation advisor Semler Brossy Consulting Group (“Semler Brossy”). Semler Brossy provided market compensation information from public proxy data, and analysis regarding the Company’s compensation of Executive Officers relative to peers, including low, mean, median and high compensation ranges.

The Compensation Committee reviews the services provided by its third-party advisor and believes that Semler Brossy is independent in providing executive compensation consulting services. The Compensation Committee conducted a specific review of its relationship with Semler Brossy, and determined that Semler Brossy’s work for the Committee in 2023 did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act, or under applicable rules and regulations of the SEC and NYSE.

Prior to the Company’s annual February Board meeting, the Committee reviews with the Chief Executive Officer the recommended annual base salary for each of the Executive Officers (other than the Chief Executive Officer and Executive Chairman). The Committee independently reviews the base salary for the Chief Executive Officer and Executive Chairman and develops a recommendation therefor. These salary reviews include consideration of the fact that a significant component of total compensation is variable, performance-based profit sharing. The Committee then reports the results of its Executive Officer compensation reviews and recommendations to the Board of Directors.

During October 2023, the Committee reviewed updated peer information compensation details provided by Semler Brossy for 15 other capital goods manufacturing companies listed below. The companies in this peer group are reviewed from time to time and may be changed to account for differences between the Company and specific peers. The peer group is unchanged from the peer group used in 2022.

Alamo Group Inc.	L.B. Foster
Altra Industrial Motion Corporation	Lindsay Corporation
Ampco-Pittsburgh Corporation	Mueller Water Products
Badger Meter, Inc.	NN, Inc.
DMC Global Inc.	Standex Intl.
Franklin Electric	Tennant Company
Helios Tech	Twin Disc, Incorporated
Kadant Inc.

These peer companies reflect similar size, with median revenue of approximately $736 million and annual revenue ranging from approximately $285 million to $2.1 billion, with The Gorman-Rupp Company ranking in the 29th percentile in annual revenue. The Committee also took into account the favorable outcome of the shareholders’ advisory vote on executive compensation at the Company’s 2023 Annual Meeting of Shareholders. The Board, based on the Committee’s recommendation, approved base salary increases for Executive Officers reflecting the Board’s assessment of all the factors described above.

Following the end of each year and the final preparation of the Company’s audited financial statements, management calculates the total amount of profit sharing available for awarding to the Executive Officers based on the Company’s achieved operating income and the award percentage determined at the beginning of the year. The Chief Executive Officer then determines a recommended allocation of the available profit sharing award pool among the Executive Officers based on the respective Executive Officer’s prior profit sharing award history and their current year progress assessment.

18 THE GORMAN-RUPP COMPANY | 2024 Proxy Statement

 Executive Compensation

The Committee reviews with the Chief Executive Officer the recommended profit sharing award for each of the Executive Officers (other than the Chief Executive Officer and Executive Chairman). The Committee independently reviews the profit sharing award for the Chief Executive Officer and Executive Chairman and develops a recommendation therefor. These profit sharing reviews include consideration of the Chief Executive Officer’s progress assessments of the other Officers, and the Committee’s independent progress assessment of the Chief Executive Officer and the Company’s prior profit sharing award history. The Committee then reports the results of its profit sharing reviews and recommendations for the Executive Officers to the Board of Directors for its consideration and approval.

During 2023, the Compensation Committee of the Board of Directors of the Company approved grants of PSUs for the Company’s Executive Officers with target amounts as follows: Scott A. King — 10,485 performance-based Common Shares; James C. Kerr — 6,815 performance-based Common Shares; and Brigette A. Burnell — 6,116 performance-based Common Shares. At the time of the 2023 grant, the Compensation Committee established two-year performance goals for the period ending December 31, 2024 based on compound annual growth for adjusted operating income and average operating working capital to sales, weighted 67% and 33% respectively, which were expected to be very challenging to achieve, requiring significant growth from 2022 levels. These PSUs have a three-year vesting period ending December 31, 2025.

On February 22, 2023, the Compensation Committee of the Board of Directors of the Company approved RSU awards for the Company’s Executive Officers with amounts as follows: Scott A. King — 6,990 Common Shares; James C. Kerr — 2,796 Common Shares; and Brigette A. Burnell — 2,621 Common Shares. These RSUs vest in annual installments over a three-year vesting period based on continued service of the grantee.

The PSU and RSU awards also may vest to a certain extent in the event of a Change of Control (as defined in the Company’s equity compensation plan) of the Company or the death, disability or retirement of the grantee. See “Post-Employment Value of Equity Incentive Compensation.”

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 Executive Compensation

Summary Compensation Table

The table below contains information pertaining to the annual compensation of the Company’s principal executive officer, its principal financial officer, and its other named Executive Officers for calendar years 2023, 2022, and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Jeffrey S. Gorman(5) Executive Chairman	2023	379,167	179,300	-	125,609	25,256	709,332
	2022	400,000	100,000	-	-	30,107	530,107
	2021	450,000	220,000	250,000	125,068	33,042	1,078,110
Scott A. King President and Chief Executive Officer	2023	583,333	537,900	500,000	75,629	10,986	1,707,848
	2022	500,000	390,000	813,120	-	9,698	1,712,818
	2021	370,833	192,000	385,150	33,242	6,870	988,095
James C. Kerr(6) Executive Vice President and Chief Financial Officer	2023	366,833	371,151	275,000		32,031	1,045,015
	2022	351,667	257,000	255,000	-	32,407	896,074
	2021	332,083	169,000	296,090	-	22,406	819,579
Brigette A. Burnell(7) Executive Vice President, General Counsel and Corporate Secretary	2023	335,833	317,361	250,000		25,487	928,681
	2022	320,833	227,000	344,530	-	24,890	917,253
	2021	285,417	145,000	246,090	-	21,443	697,950

(1)	The amounts in this column reflect the Executive Officer’s annual profit sharing compensation based on operating income.
(2)

The amounts in this column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of the underlying shares granted during the reported years, which includes both performance-based and service-based shares. For the performance-based share amounts reported in this column, such amounts are based on the probable outcome of the relevant performance conditions as of the grant date and may not reflect the value that is ultimately received by the named Executive Officer in respect of such grants. Assuming that the highest level of performance conditions are achieved, the aggregate grant date fair value of the 2023 PSU awards reported in this column would be: Scott A. King, $450,000; James C. Kerr, $292,500; and Brigette A. Burnell, $262,500.

(3)

The amounts reflect the non-cash change in pension value recognized for financial statement reporting purposes for the fiscal year ended December 31, 2023, in accordance with SEC Release Nos. 33-8732A; 34-54302A. In computing the change in pension value, the Company applies the assumptions used for financial reporting purposes and a measurement date of December 31 for benefit plan determinations. The change in pension value is the aggregate increase(decrease) in the actuarial present value of the respective Executive Officer’s accumulated benefit measured on an annual basis from the plan measurement date in 2021 to the measurement date in 2023. The Company does not offer nonqualified deferred compensation earnings to any of its employees. For 2023, Mr. Gorman’s and Mr. King’s pension values increased by $125,609 and $75,629, respectively.

(4)

Amounts include taxable life insurance and tax preparation fees, as well as Company contributions to the Company’s 401(k) Plan, Employee Stock Purchase Plan, Health Savings Account and Christmas Savings Plan.

(5)	Mr.Gorman’s “All Other Compensation” includes $19,250, $21,575 and $25,000 for calendar years 2023, 2022 and 2021, respectively, for tax planning and preparation fees.
(6)

Mr. Kerr’s “All Other Compensation” includes $25,253, $25,529, and $15,760 for calendar years 2023, 2022 and 2021, respectively for the Company’s contributions to his account in the enhanced 401(k) Plan.

(7)

Ms. Burnell’s “All Other Compensation” includes $21,052, $20,155, and $15,810 for calendar years 2023, 2022, and 2021, respectively, for the Company’s contributions to her account in the enhanced 401(k) Plan.

20	THE GORMAN-RUPP COMPANY	|	2024 Proxy Statement

 Executive Compensation

Grants of Plan-Based Awards

The following table sets forth information regarding the PSU and RSU awards made during 2023 to the Company’s named Executive Officers.

		Estimated Future Payouts Under Equity Incentive Plan Awards (1) (2)

		Performance Based
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All other Stock Awards: Number of Shares of Stock units (#) (3)	Grant Date Fair Value of Stock and Options Awards ($) (4)
Scott A. King	2/22/23	5,242	10,485	15,727	6,990	500,000
James C. Kerr	2/22/23	3,407	6,815	10,222	2,796	275,000
Brigette A. Burnell	2/22/23	3,058	6,116	9,174	2,621	250,000

(1)

These amounts reflect the threshold, target and maximum number of performance-based share units granted on February 22, 2023 under The Gorman-Rupp Company 2015 Omnibus Incentive Plan (the “2015 Incentive Plan”). These shares vest on December 31, 2025 based upon the achievement of pre-determined financial performance goals for adjusted operating income growth and average operating working capital to sales over a two-year performance period ending December 31, 2024 and the grantee’s continued service through the end of the vesting period.

(2)

Except for certain limited circumstances as set forth in the 2015 Incentive Plan (such as death or a Change in Control), all PSUs granted under the 2015 Incentive Plan vest at the end of a three-year period, and the amount vested and paid is based on the levels of achievement of performance goals established by the Compensation Committee over a two-year performance period and the grantee’s continued service though the end of the vesting period. For the 2023 PSU grants, the two performance goals established for the January 1, 2023 through December 31, 2024 performance period are specific ranges of adjusted operating income growth and average operating working capital to sales, weighted 67% and 33%, respectively. The range of future payouts is 0% to 150% for each performance goal, with the threshold payout occurring at 50%, the target payout occurring at 100% and the maximum payout occurring at 150%. Grantees under the 2015 Incentive Plan do not have any of the rights of a shareholder with respect to any shares underlying PSUs, including the right to vote or receive dividends, until determination of the achievement of the performance goals and payment of the applicable shares after the end of the vesting period in accordance with the 2015 Incentive Plan.

(3)

These amounts represent service-based restricted share units (RSUs) granted under the 2015 Incentive Plan. Except for certain limited circumstances as set forth in the 2015 Incentive Plan (such as death or a Change in Control), these RSUs vest in annual installments over a three year vesting period based on the continued service of the grantee.

(4)

The value of PSUs is calculated assuming achievement of the target level of performance based on the closing market value of the Company’s Common Shares on the grant date in accordance with FASB ASC Topic 718.

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	21

 Executive Compensation

Outstanding Equity Awards at December 31, 2023

The following table sets forth information regarding the number and value of performance-based share units and service-based restricted share units granted to the Company’s named Executive Officers and outstanding on December 31, 2023.

		Stock Awards
Name	Grant Date	Number of Shares of Units of Stock That Have Not Been Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Scott A. King	2/22/23	6,990	248,355	5,242(4)	186,248
	2/24/22	10,739	381,557	9,243(5)	328,404
James C. Kerr	2/22/23	2,796	99,342	3,407(4)	121,051
	2/24/22	1,370	48,676	7,395(5)	262,744
Brigette A. Burnell	2/22/23	2,621	93,124	3,058(4)	108,651
	2/24/22	3,278	116,467	6,778(5)	240,822

(1)

Amounts shown in this column represent RSU awards. Subject to certain exceptions (such as death or a Change in Control), the RSU awards vest in annual installments over a period of three years based on the continued service of the grantee.

(2)	Amounts shown in this column represent PSU awards.
(3)	The values equal the number of shares underlying the RSUs and PSUs indicated, multiplied by the closing price per share of the Company’s Common Shares of $35.53 on December 31, 2023.
(4)

Represents 2023 PSU grants. These PSU’s vest on December 31, 2025 based upon the continued service of the grantee and achievement of pre-determined performance goals for the performance period ending December 31, 2024. The number and value of the shares underlying the PSUs reflected in the table are based on achievement of the threshold level of performance.

(5)

Represents 2022 PSU grants. These PSU’s vest on December 31, 2024 based upon the continued service of the grantee and achievement of pre-determined performance goals for the performance period ending December 31, 2023. On February 22, 2024, the Compensation Committee reviewed the Company’s financial results over the performance period compared to the performance goals and determined that both adjusted operating income growth as well as shareholder’s equity growth were achieved at levels above maximum goals. The number and value of the shares underlying the PSUs reflected in the table are based on achievement of the maximum level of performance.

22	THE GORMAN-RUPP COMPANY	|	2024 Proxy Statement

 Executive Compensation

Post-Employment Value of Equity Incentive Compensation

The following table sets forth estimates of the potential value of the aggregate number of unvested, outstanding equity grants that would become vested and payable to the Company’s Executive Officers upon the specified termination events, assuming that each such event took place on December 31, 2023.

	Jeffrey S. Gorman	Scott A. King	James C. Kerr	Brigette A. Burnell
Change in control followed by a qualifying termination of the Executive Officers’ employment	$-	$1,221,379	$565,318	$587,453
Death	-	498,099	245,354	253,870
Termination due to disability (these estimated values are based on achievement of 150% of the performance targets under the 2022 PSU grants, and target performance under the 2023 PSU grants)	-	571,078	303,742	307,390
Retirement (these estimated values are based on achievement of 150% of the performance targets under the 2022 PSU grants, and target performance under the 2023 PSU grants)	-	343,113	255,875	232,994

Pension Benefits

The pension plan in which two of the Company’s Executive Officers participate is a defined benefit plan covering certain U.S. employees of the Company. New entry into this plan terminated as of December 31, 2007 and, effective January 1, 2008, an enhanced 401(k) Plan benefit was adopted for new employees hired thereafter.

The pension plan offers participants upon retirement the option to choose between monthly benefits or a single lump sum payment. The monthly pension benefits are equal to the product of 1.1% of the participant’s final average monthly earnings (based on compensation during the final ten years of service) and the number of years of credited service. A single lump sum amount is equal to the present value of the final monthly pension benefit multiplied by a single premium immediate annuity rate as defined by the plan. Historically, nearly all participants in the plan elect the single lump sum amount at retirement. The single lump sum payment option is used for financial reporting purposes for the fiscal year ended December 31, 2023, computed as of the plan measurement date of December 31, 2023.

Actuarial assumptions used by the Company in determining the present value of the accumulated benefit amount consist of a 2.0% ultimate rate, a 4.69% discount rate and the Pri-2012 Total Dataset Employee Mortality with Scale MP-2021 for 12/31/23 remeasurement. Base compensation in excess of $305,000 is not taken into account under the plan. Vesting occurs after five years of credited service.

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	23

 Executive Compensation

Pension Benefits Table

The table below summarizes the number of years of credited service and the present value of accumulated pension benefit for two named Executive Officers of the Company who participated in the pension plan for calendar year 2023.

Name	Plan Name	Year	Number of Years Credited Service (1) (#)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Jeffrey S. Gorman	The Gorman-Rupp Company Retirement Plan	2023	45	2,347,778	-
Scott A. King	The Gorman-Rupp Company Retirement Plan	2023	19	386,624	-

(1)	The credited years of service are determined as of a measurement date of December 31, 2023.
(2)

The amount represents the actuarial present value of accumulated benefit based on a single sum payment computed as of the plan measurement date of December 31, 2023. The retirement age is assumed to be the normal retirement age of 65 as defined in the plan.

24	THE GORMAN-RUPP COMPANY	|	2024 Proxy Statement

 Executive Compensation

Pay Versus Performance
The following table summarizes compensation paid to the Company’s principal executive officer (“PEO”) as set forth in the Summary Compensation Table, compensation actually paid to the PEO, average compensation paid to the Company’s
Non-PEO
named executive officers (“NEOs”) as set forth in the Summary Compensation Table, and average compensation actually paid to the Company’s
Non-PEO
NEOs, each as calculated in accordance with SEC rules, and certain Company and peer group performance measures for the periods indicated:

					Value of Initial Fixed $100 Investment Based on (3):		000’s

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($) (4)	Operating Income ($) (4)
2023	1,707,848	2,109,366	894,343	1,029,150	102.92	152.18	34,951	87,041
2022	1,712,818	1,231,468	781,145	450,930	72.41	120.71	11,195	40,183
2021	1,078,110	920,864	835,208	823,730	123.11	141.86	29,851	39,356
2020	1,170,814	655,926	612,641	437,188	88.13	115.38	25,188	35,753

(1)
For 2020 and 2021, the PEO was Jeffrey S. Gorman. Scott A. King was promoted to Chief Executive Officer on January 1, 2022 and was the PEO for 2022 and 2023. For 2020 and 2021,
Non-PEO
NEOs include Scott A. King, James C. Kerr and Brigette A. Burnell. For 2022 and 2023,
Non-PEO
NEOs include Jeffrey S. Gorman, James C. Kerr and Brigette A. Burnell.

(2)	The “Reconciliation of Actual Compensation Paid” table below details the additions to and deductions from the Summary Compensation Table totals to calculate the Compensation Actually Paid amounts.
(3)
Represents cumulative shareholder total returns (assuming reinvestment of dividends) on $100 invested on December 31, 2019 through December 31, 2023 in the Company’s common shares and the Peer Group, S&P Industrial Machinery index.

(4)
2022 and 2023 results include the acquisition of Fill-Rite, a division of Tuthill, which was acquired on May 31, 2022. As further described in the Company’s Form
10-K,
Fill-Rite’s results are included in the Company’s results beginning June 1, 2022. Certain one-time
acquisition costs, as well as amortization of the set up in value of acquired inventories and backlog, are also included in the 2022 results.

Reconciliation of Actual Compensation Paid
The following table reconciles the PEO Summary Compensation Table total and the
Non-PEO
NEOs average Summary Compensation Table total to PEO Compensation Actually Paid and NEOs average Compensation Actually Paid for the periods indicated:

		Increase (Decrease) in Value of

	Total Compensation Paid from Summary Compensation Table ($)	Current Year Grants ($)	Prior Year Grants ($)	Grants Vesting in Current Year ($)	Grants from Prior Years Forfeited in Current Year ($)	Change in Pension Value, net of Service Cost ($)	Compensation Actually Paid ($)
PEO
2023	1,707,848	120,887	276,954	44,399	-	(40,722)	2,109,366
2022	1,712,818	(242,563)	(126,506)	-	(148,648)	36,367	1,231,468
2021	1,078,110	82,833	72,757	766	(188,535)	(157,246)	920,864
2020	1,170,814	(4,878)	(32,264)	(14,313)	(199,313)	(257,121)	655,926

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	25

Table of Contents
 Executive Compensation

		Increase (Decrease) in Value of

	Total Compensation Paid from Summary Compensation Table ($)	Current Year Grants ($)	Prior Year Grants ($)	Grants Vesting in Current Year ($)	Grants from Prior Years Forfeited in Current Year ($)	Change in Pension Value, net of Service Cost ($)	Compensation Actually Paid ($)
NEO Average
2023	894,343	42,301	102,519	31,857	-	(41,870)	1,029,150
2022	781,145	(59,617)	(121,939)	-	(148,659)	-	450,930
2021	835,208	63,501	48,497	447	(125,679)	1,757	823,730
2020	612,641	(3,274)	(25,346)	(6,368)	(116,275)	(24,191)	437,188

	12/31/23	12/31/22	12/31/21	12/31/20
Closing Share Price	$35.53	$25.62	$44.55	$32.45
Relationship Between Compensation Paid and Performance Measures
The tables presented below describe the relationship between PEO Compensation Actually Paid and
Non-PEO
NEOs
A
verage Compensation Actually Paid, and their respective relationships to (1) total shareholder return (TSR) and peer group TSR and (2)
net
income and operating income, and illustrate how compensation fluctuates as Company performance changes.

26	THE GORMAN-RUPP COMPANY	|	2024 Proxy Statement

Table of Contents
 Executive Compensation

The three items listed below are, in the Company’s assessment, the most important financial performance measures used by the Company to link Compensation Actually Paid for 2023 to Company performance:

1.	Operating income

2.	Adjusted operating income

3.	Adjusted shareholders’ equity
CEO Pay Ratio
Below is: (i) the 2023 annual total compensation of our CEO; (ii) the 2023 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology the Company used to calculate the CEO pay ratio:

CEO Pay Ratio
CEO Annual Total Compensation	$1,707,848
Median Employee Annual Total Compensation	$63,773
CEO to Median Employee Pay Ratio	26.8 to 1
Methodology

The Company believes that its CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The Company’s methodology and process is explained below:
Determined Employee Population —
The employee population included all global employees, excluding our CEO, who were employed by the Company on December 31, 2023, whether employed on a full-time, part-time, or seasonal basis.
Identified the Median Employee —
The Company examined the 2023 total cash compensation of the employee population. The Company did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and did not annualize the compensation for any full-time employees that were not employed by the Company for all of 2023. The Company believes the use of total cash compensation for all employees is a consistently applied compensation measure because it does not widely distribute annual equity awards to employees. Less than five percent of the Company’s employees receive annual equity awards.
Calculated CEO Pay Ratio —
After identifying the median employee based on total cash compensation, the Company calculated annual total compensation for such employee using the same methodology used for the CEO for 2023 as set forth in the Summary Compensation Table in this Proxy Statement.
The Company believes its executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value and demonstrate a commitment to internal pay equity. The Compensation Committee monitors the relationship between the pay of our Executive Officers and the pay of our non-executive
employees.

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	27

 Beneficial Ownership of Shares

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth information pertaining to the beneficial ownership of the Company’s Common Shares as of February 1, 2024, except as otherwise noted, by (i) each Director and each person nominated for election as a Director, (ii) each Officer named in the summary compensation table, (iii) Directors and Executive Officers of the Company as a group, and (iv) any person who is known to the Company to be a beneficial owner of more than five percent of the Company’s outstanding Common Shares. The address of each of the Company’s Directors, nominees for Director and Executive Officers is in care of The Gorman-Rupp Company, P.O. Box 1217, Mansfield, Ohio 44901.

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Outstanding Shares
Independent Directors and Nominees:
Donald H. Bullock, Jr.	9,500	*
M. Ann Harlan	25,004	*
Christopher H. Lake	37,289	*
Sonja K. McClelland	9,170	*
Vincent K. Petrella	10,200	*
Kenneth R. Reynolds	28,750	*
Charmaine R. Riggins	3,750	*
Named Executive Officers:
Jeffrey S. Gorman	2,750,842(2)	10.5%
Scott A. King	39,969(3)	*
James C. Kerr	24,621(4)	*
Brigette A. Burnell	20,459(5)	*
All Directors and Executive Officers as a group (11 persons):	2,959,554(6)(7)	11.3%
Other Principal Beneficial Owners:
Gayle G. Green(8)(13) PO Box 222 Wooster, OH 44691	2,500,510	9.6%
The Vanguard Group(9)(13) 100 Vanguard Blvd. Malvern, PA 19355	2,292,231	8.8%
Blackrock, Inc.(10)(13) 55 East 52nd Street New York, NY 10055	1,709,735	6.5%
GAMCO Investors, Inc.(11)(13) One Corporate Center Rye, NY 10580	1,597,625	6.1%
Dimensional Fund Advisors LP(12)(13) Building One 6300 Bee Cave Road Austin, TX 78746	1,321,685	5.0%

*	Represents less than 1% of the outstanding shares.

28	THE GORMAN-RUPP COMPANY	|	2024 Proxy Statement

 Beneficial Ownership of Shares

(1)

Reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power in respect of such security. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with the SEC reporting requirements. Voting power or investment power with respect to shares reflected in the table is not shared with others except as otherwise indicated.

(2)

Includes 297,076 shares beneficially owned by Mr. Gorman’s wife and 743,643 shares beneficially owned by his children and grandchildren. Mr. Gorman considers that he shares the voting and investment power with respect to all of the foregoing shares, for purposes of reporting his beneficial ownership of common shares, but disclaims beneficial ownership of all of the shares referred to in this note (2), except to the extent of his pecuniary interest therein.

(3)	Includes 5,400 common shares issuable upon vesting of restricted stock units within 60 days of February 1, 2024.
(4)	Includes 1,134 common shares issuable upon vesting of restricted stock units within 60 days of February 1, 2024.
(5)	Includes 1,761 common shares issuable upon vesting of restricted stock units within 60 days of February 1, 2024.
(6)	Includes 8,295 common shares issuable upon vesting of restricted stock units within 60 days of February 1, 2024.
(7)	Includes 1,040,719 shares as to which voting and investment power are shared.
(8)

Includes 5,922 shares beneficially owned by Ms. Green’s husband and 522,719 shares beneficially owned by her children. Ms. Green considers that she shares the voting and investment power with respect to all of the foregoing shares, for purposes of reporting her beneficial ownership of common shares, but disclaims beneficial ownership of all of the shares referred to in this note (8), except to the extent of her pecuniary interest therein. Ms. Green is the sister of Mr. Jeffrey S. Gorman.

(9)

Based on a Schedule 13G/A filed with the SEC on February 13, 2023. The filing indicates that, as of December 31, 2023, The Vanguard Group had beneficial ownership of 2,292,231 shares, including shared voting power over 20,174 shares, sole dispositive power over 2,251,924 shares and shared dispositive power over 40,307 shares.

(10)

Based on a Schedule 13G/A filed with the SEC on January 29, 2024. The filing indicates that, as of December 31, 2023, Blackrock, Inc. had beneficial ownership of 1,709,735 shares, including sole voting power over 1,661,721 shares and sole dispositive power over 1,709,735 shares.

(11)

GAMCO Investors, Inc. is a diversified asset manager and financial services company. Based on a Schedule 13D/A filed with the SEC on September 19, 2012. The filing indicates that Gabelli Funds, LLC had beneficial ownership of 873,531 shares, including sole voting power over 873,531 shares and sole dispositive power over 873,531 shares, GAMCO Asset Management Inc. had beneficial ownership of 668,390 shares, including sole voting power over 662,140 shares and sole dispositive power over 668,390 shares, and Teton Advisors, Inc. had beneficial ownership of 55,704 shares, including sole voting power over 55,704 shares and sole dispositive power over 55,704 shares. The shares reported above have been adjusted to reflect the 5-for-4 stock split effective December 10, 2013.

(12)

Based on a Schedule 13G/A filed with the SEC on February 9, 2023. The filing indicates that, as of December 31, 2023, Dimensional Fund Advisors LP had beneficial ownership of 1,321,685 shares, including sole voting power over 1,290,854 shares and sole dispositive power over 1,321,685 shares.

(13)	Applicable percentage ownership is based upon 26,193,998 of the Company’s outstanding Common Shares as of December 31, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who are beneficial owners of more than ten percent of the Company’s common shares to file reports of ownership and changes in ownership with the SEC. To the best of its knowledge, the Company believes that, during the past year, all applicable filing requirements for reporting persons were met, except for two transactions reported late by Jeffrey S. Gorman related to the disposition of a total of 960 Common Shares by gifts on December 14, 2023. The disposition of shares by gifts should have been reported on Form 4 within 2 business days of the transaction, but due to inadvertent error were instead reported on Mr. Gorman’s Form 5 for the year ended December 31, 2023 filed on February 14, 2024.

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	29

 Advisory Vote on the Compensation of the Company’s Named Executive Officers

The Board of Directors unanimously recommends a vote

FOR Proposal No. 2 to approve the advisory resolution on the compensation of the Company’s named Executive Officers.

ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Proposal No. 2)

This proposal is for a non-binding, advisory vote to approve the compensation of the Company’s named Executive Officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named Executive Officers and the compensation philosophy, policies and practices as described in the Executive Compensation — Compensation Discussion and Analysis narrative discussion, Summary Compensation Table and the other related tables and narrative disclosure included in this Proxy Statement. As detailed therein, the Directors are focused on compensating the Executive Officers fairly and in a manner that promotes the Company’s philosophy that compensation of the Executive Officers should be aligned with the Company’s historical compensation, its culture, and its profitability to promote the continued achievement of long-term shareholder value. Accordingly, the Company is asking shareholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the shareholders of The Gorman-Rupp Company approve, on an advisory basis, the compensation of the Company’s named Executive Officers, as disclosed in the Executive Compensation — Compensation Discussion and Analysis narrative discussion, Summary Compensation Table and the other related tables and narrative disclosure included in the Company’s 2024 Proxy Statement.”

While not binding on the Company, the Board of Directors or the Compensation Committee, the results of shareholder voting on this proposal will be considered by the Board and Compensation Committee when making future compensation decisions for the Company’s named Executive Officers. The next advisory vote on compensation will occur at the Company’s 2025 annual meeting of shareholders.

30	THE GORMAN-RUPP COMPANY	|	2024 Proxy Statement

Vote on the approval and adoption of The Gorman-Rupp Company 2024 Omnibus Incentive plan

The Board of Directors unanimously recommends that you vote FOR

Proposal No. 3 to approve and adopt The Gorman-Rupp Company 2024

Omnibus Incentive Plan

APPROVAL AND ADOPTION OF THE GORMAN-RUPP COMPANY 2024 OMNIBUS INCENTIVE PLAN

(Proposal No. 3)

At the Annual Meeting, shareholders will be asked to approve the adoption of The Gorman-Rupp Company 2024 Omnibus Incentive Plan (the “2024 Incentive Plan”). The Board of Directors adopted the 2024 Incentive Plan on February 22, 2024, subject to the approval of the shareholders at the Annual Meeting. If the shareholders approve the 2024 Incentive Plan, it will become effective on the day of the Annual Meeting.

The 2024 Incentive Plan is intended to replace The Gorman-Rupp Company 2015 Omnibus Incentive Plan (the “2015 Plan”), which will expire under its terms in 2025, as well as The Gorman-Rupp Company 2016 Non-Employee Directors’ Compensation Plan (the “Directors’ Plan”). The common shares remaining available for issuance under the 2015 Plan and the Directors’ Plan will be made available for issuance under the 2024 Incentive Plan, if approved by the shareholders, and no additional awards will be granted under each of the 2015 Plan and the Directors’ Plan if the 2024 Incentive Plan is approved by the shareholders.

The Gorman-Rupp Company operates in a challenging marketplace in which its success depends on its ability to attract, retain, engage and focus highly motivated and qualified employees and other service providers. One of the tools the Board of Directors regards as essential to succeeding in attracting and retaining employees and other service providers is a competitive equity incentive program. The 2024 Incentive Plan, similar to its predecessors the 2015 Plan and the Directors’ Plan, is designed to provide a vehicle under which a variety of stock-based awards can be granted to designated employees, directors and consultants of The Gorman-Rupp Company and its subsidiaries and divisions, which will provide The Gorman-Rupp Company with the flexibility to adapt its compensation program to the competitive pressures of the marketplace. As it has done over the past several years under the predecessor plans, the Compensation Committee currently intends to award service-based and performance-based equity incentives under the 2024 Incentive Plan, which will serve to further align the interests of the award recipients with shareholders by reinforcing key long-term goals and objectives that help drive shareholder value, and attract, motivate and retain experienced and highly qualified individuals who will contribute to The Gorman-Rupp Company’s continuing financial success. The 800,000 shares being requested for the 2024 Incentive Plan, together with the shares currently remaining available for issuance under the 2015 Plan and the Directors’ Plan, represents less than 4.8% of The Gorman-Rupp Company’s outstanding equity as of March 5, 2024. No awards have been made under the 2024 Incentive Plan, nor will any awards be made prior to shareholder approval of the 2024 Incentive Plan. Additional discussion of how The Gorman-Rupp Company has used equity awards to compensate its executive officers may be found in the Compensation Discussion & Analysis portion of the Proxy Statement.

Historical Equity Award Data

The following table illustrates The Gorman-Rupp Company’s historical burn rate for the past three years under the 2015 Plan and the Directors’ Plan. Burn rate is calculated as (i) the number of time-based restricted stock units (“RSUs”) granted under the 2015 Plan, plus (ii) the number of performance-based restricted share awards earned under the 2015 Plan, plus (iii) the number of shares granted to non-employee directors under the Directors’ Plan, divided by (iii) the weighted average basic common shares outstanding in the year indicated. The Gorman-Rupp Company’s burn rate was as follows:

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	31

Vote on the approval and adoption of The Gorman-Rupp Company 2024 Omnibus Incentive plan

					Historical Burn Rate

Year	RSUs Granted		Performance Shares Earned		Director Shares Granted		Total Granted/ Earned	Weighted Average Basic Shares	Burn Rate
2021	11,000	a)	-	b)	10,500	e)	21,500	26,119,376	0.1%
2022	38,653	a)	106,919	c)	15,750	e)	161,322	26,089,976	0.6%
2023	38,928	a)	63,401	d)	15,750	e)	118,079	26,174,174	0.5%
								3-Year Average	0.4%

a)	RSUs based on share grant date
b)	2019 Grant with performance period and vesting period ending 12/31/21 (did not achieve minimum threshold)
c)

Includes 2020 Grant with performance period and vesting period ending 12/31/22 (achieved 26% of target) and 2021 Grant with performance period and vesting period ending 12/31/22 (achieved 150% of target)

d)	2022 Grant with performance period ending 12/31/23 and vesting period ending 12/31/24 (achieved 150% of target)
e)	Director shares based on share grant date

SUMMARY OF THE 2024 OMNIBUS INCENTIVE PLAN

The full text of the 2024 Incentive Plan is in Appendix A to this Proxy Statement. The following is a brief description of the material features of the 2024 Incentive Plan, but it is qualified in its entirety by reference to Appendix A.

2024 Incentive Plan Highlights

Key terms of the 2024 Incentive Plan include the following, which are further described in greater detail in this summary:

•	No repricing of stock options or stock appreciate rights (“SARs”) without shareholder approval.

•	No “liberal share” counting – any shares withheld or tendered to cover tax withholding or to pay the exercise price of an award will not be added back to the 2024 Incentive Plan’s share pool.

•	Each award will have a minimum vesting period of at least one year, with limited exceptions.

•

Any dividends or dividend equivalents for an award will be subject to the award’s underlying vesting and/or performance conditions. No dividends or dividend equivalents may be paid with respect to stock options or SARs.

•	Upon a Change in Control (as defined in the 2024 Incentive Plan), awards that are assumed or replaced with similar awards by the surviving entity will be subject to “double-trigger” vesting.

•

Total compensation to non-employee directors, including the grant date fair value of awards under the 2024 Incentive Plan, is limited to a maximum of $750,000 per year for new directors and $500,000 for other directors.

•	Awards are subject to The Gorman-Rupp Company’s Clawback Policy.

Shares Available Under the 2024 Incentive Plan

The maximum number of common shares, without par value, available for issuance under the 2024 Incentive Plan will not exceed the sum of the following:

•	800,000 common shares, plus;

•	any shares remaining available for issuance under the 2015 Plan and the Directors’ Plan at the time of approval of the 2024 Incentive Plan by shareholders, plus;

32	THE GORMAN-RUPP COMPANY	|	2024 Proxy Statement

Vote on the approval and adoption of The Gorman-Rupp Company 2024 Omnibus Incentive plan

•

any shares subject to an award under the 2024 Incentive Plan, 2015 Plan and Directors’ Plan that are forfeited, cancelled or settled for cash, or subject to such an award which expires or terminates without issuance of shares or otherwise does not result in the issuance of all or a portion of the shares subject to the award.

The number of shares remaining available for issuance under the 2015 Plan and the Directors’ Plan as of March 5, 2024 were 424,771 common shares and 14,500 common shares, respectively.

If any award under the 2024 Incentive Plan is exercised through the tendering of shares or by the withholding of shares by The Gorman-Rupp Company, or if any withholding tax liabilities arising from any award are satisfied by the tendering of shares or by the withholding of shares by The Gorman-Rupp Company, then in each such case the shares so tendered or withheld shall count against the total number of shares available for issuance and delivery under the 2024 Incentive Plan on a one-for-one basis. In addition, if The Gorman-Rupp Company uses the proceeds of the exercise of any stock option or SAR to purchase additional shares in the open market, such shares shall not be added to the total number of shares available for issuance and delivery under the 2024 Incentive Plan. Also, shares underlying awards issued by The Gorman-Rupp Company in assumption of or substitution for awards issued by a company acquired by The Gorman-Rupp Company or a subsidiary will not reduce the number of shares available for issuance under the 2024 Incentive Plan.

Eligibility. Employees, non-employee directors and consultants of The Gorman-Rupp Company and its present and future subsidiaries are eligible for awards under the 2024 Incentive Plan. As of March 5, 2024, approximately 1,400 employees, 7 non-employee directors and fewer than 3 consultants would have been eligible to be considered for participation in the 2024 Incentive Plan had it been effective. The Compensation Committee, or its delegate under the 2024 Incentive Plan, shall determine annually which employees, non-employee directors and consultants will be participants in the 2024 Incentive Plan. However, the Compensation Committee will determine the eligibility and any awards granted to any employee or non-employee director who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Limits on Awards to Directors. The total compensation payable to a non-employee director for services performed as a director, including the grant date value of awards under the 2024 Incentive Plan, cash retainers, committee fees and other compensation, will generally not exceed $500,000 during any fiscal year. However, the limit may be increased to $750,000 in the fiscal year of a director’s initial service as a director.

Administration. The Compensation Committee will oversee the administration of the 2024 Incentive Plan with the authority to interpret the 2024 Incentive Plan and make all determinations necessary or desirable for the administration of the 2024 Incentive Plan. The Compensation Committee will have discretion to select participants and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award, and all other terms and conditions of an award. The Compensation Committee may delegate its authority to one or more executive officers of The Gorman-Rupp Company to select employees or consultants to receive awards under 2024 Incentive Plan, determine the types of awards and number of shares underlying the awards, and cancel or suspend unvested awards. However, a delegate may not grant awards to himself or herself or any individual who is subject to Section 16 of the Exchange Act.

Forms of Awards. Awards under the 2024 Incentive Plan may include one or more of the following types: (a) restricted stock and restricted stock units, (b) performance awards, (c) stock options, (d) SARs and (e) other share-based awards.

Key Terms of Awards

•

Restricted Stock and Restricted Stock Units. Restricted stock is any share issued with the restriction that the participant may not, for a specified time or times, sell, transfer, pledge or assign such share and with such other restrictions as the Compensation Committee, in its sole discretion, may impose. A restricted stock unit is

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Vote on the approval and adoption of The Gorman-Rupp Company 2024 Omnibus Incentive plan an award that is valued by reference to a share, which value may be paid to the participant by delivery of shares or cash as determined by the Compensation Committee. Restrictions on restricted stock and restricted stock units may lapse separately or in combination at such times, in installments or otherwise, as the Compensation Committee deems appropriate. Awards of restricted stock and restricted stock units may be issued either alone or in addition to other awards granted under the 2024 Incentive Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock and restricted stock unit awards, including the number of shares granted and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component.

•

Performance Awards. Performance awards, such as Performance Shares and Performance Units, are the award of cash, shares or units (valued by reference to shares or other property) that will be earned by the participant upon the achievement of performance goals established by the Compensation Committee. The Compensation Committee will determine the performance criteria to be achieved during any performance period and the length of the performance period. Performance awards may be settled in cash, shares or other property as determined by the Compensation Committee.

•

Stock Options. Stock options are rights to purchase shares at a price and during a period determined by the Compensation Committee. The exercise price of an option will not be less than 100% of the fair market value of the shares on the date the option is granted. The fair market value of a common share of The Gorman-Rupp Company as of March 5, 2024, was $36.00 per share. Options generally expire no later than 10 years after the date of grant except in the event of death or Disability (as defined in the 2024 Incentive Plan). The Compensation Committee does not presently intend to award options to participants in the 2024 Incentive Plan. The maximum number of common shares that may be issued under the 2024 Incentive Plan pursuant to the exercise of incentive stock options is 800,000 common shares.

•

Stock Appreciation Rights. A SAR entitles the participant to receive, upon exercise, an amount equal to the excess of (a) the fair market value of one share on the date of exercise (or such amount less than such fair market value as the Compensation Committee determines at any time during a specified period before the date of exercise) over (b) the grant price of the SAR on the date of grant. SARs generally expire no later than 10 years after the date of grant except in the event of death or Disability. The Compensation Committee will determine whether settlement of a SAR will be made in cash, in whole shares or other property, or any combination thereof.

•

Other Share-Based Awards. The 2024 Incentive Plan also authorizes the grant of awards that are valued in whole or in part by reference to, or are otherwise based on, shares or other property. Other share-based awards may be paid in cash, shares or other property, or a combination thereof, as determined by the Compensation Committee. The Compensation Committee determines the terms and conditions of other share-based awards, including any conditions for vesting that must be satisfied.

Performance Criteria

If the Committee determines that an award is intended to be subject to the achievement of one or more objective performance goals established by the Compensation Committee, the vesting or payment of such awards will be based on the attainment of specified levels of one or any combination of the following: sales and net sales (including growth of such sales measures); gross profit, operating income, pre-tax income, net income and earnings per share (including growth of such income measures); return on equity, total shareholder return and return on assets or net assets (including growth of such return measures); gross margin, operating income margin or net income margin (including growth of such margin measures); economic value-added models or equivalent metrics; cash flow (including operating cash flow and free cash flow) or cash flow per share (before or after dividends) (including growth of such cash flow measures); financial ratios, including those measuring liquidity, activity, profitability or leverage; competitive market metrics; the ratio of average operating working capital to sales; or any other financial, operational, strategic or performance metric determined by the Compensation Committee.

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In establishing performance goals, the Compensation Committee may provide that any financial factor that in whole or in part comprises any performance goal will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or that any such financial factor may be non-GAAP or that such financial factor may be adjusted to exclude any or all GAAP or non-GAAP items. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Any performance measurement may be based on company-wide, business unit or divisional performance (or a combination thereof) and/or on performance as compared with that of other companies, peer groups, industry sectors or a market index. The Compensation Committee may provide for exclusion of the impact of an event or occurrence that the Committee determines should appropriately be excluded, including, without limitation, (i) acquisitions, divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the company, subsidiary, division, business segment or business unit or not within the reasonable control of management, or (iii) the cumulative effects of tax or accounting changes in accordance with GAAP.

Adjustments to Awards Subject to Performance Criteria. The Compensation Committee may adjust downwards, but not upwards, the amount payable pursuant to an award. The Compensation Committee may not waive the one-year vesting period requirement except in the case of the death or Disability of the participant or pursuant to 2024 Incentive Plan terms related to the treatment of awards upon a Change in Control. The Compensation Committee must certify, in writing (which may be evidenced by the minutes of a Committee meeting), the amount of the award earned by each participant with respect to its performance period before payment of the award is made.

Minimum Vesting Period. Each award granted under the 2024 Incentive Plan will generally have a minimum vesting period of one year. However, five percent (5%) of the total number of shares available under the 2024 Incentive Plan may be used for awards without a minimum vesting period. In addition, awards granted to directors may have a vesting period that begins on the date of grant and ends on the date of the next annual meeting of shareholders, as long as the date of the meeting is not less than 50 weeks after the date of grant. Likewise, the Compensation Committee may waive any minimum vesting period in the case of a participant’s death or Disability or in connection with a Change in Control (as described in the Section below titled “Change in Control”).

Dividends; Dividend Equivalents. The Compensation Committee may determine in its sole discretion to grant cash, stock or other property dividends or dividend equivalents with respect to the number of shares underlying an outstanding award under the 2024 Incentive Plan, other than a stock option or SAR. Notwithstanding anything to the contrary, cash dividends, stock and any other property (other than cash) distributed as a dividend, dividend equivalent or otherwise with respect to any award will either (a) not be paid or credited or (b) be accumulated, subject to restrictions and risk of forfeiture, to the same extent as the award with respect to which such cash, stock or other property has been distributed and will be paid at the time such restrictions and risk of forfeiture lapse (including the achievement of performance goals).

Nontransferability of Awards. No award under the 2024 Incentive Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution. No award may be transferred for value. An award may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative, except that the Compensation Committee may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts or other family-owned entities, or for charitable donations under such terms and conditions determined by the Compensation Committee.

Termination of Employment. The Compensation Committee will determine and set forth in each award agreement whether any awards will continue to be exercisable, vest or be earned (and the terms of such exercise, vesting or earning) on and after the date the participant ceases to be employed by The Gorman-Rupp Company or a subsidiary, whether by reason of death, Disability, or voluntary or involuntary termination of employment.

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Change in Control

If a Change in Control (as defined in the 2024 Incentive Plan) occurs, then any award that is assumed by or replaced with a similar award by the entity surviving the Change in Control will continue to vest and become exercisable in accordance with the terms of its original award agreement unless, during the two-year period commencing on the date of the Change in Control:

•	the participant’s employment or service is involuntarily terminated by the surviving entity, as applicable, for reasons other than for Cause (as defined in the 2024 Incentive Plan); or

•	the participant terminates his or her employment or service for Good Reason (as defined in the 2024 Incentive Plan).

In the case of any such termination as described above, the vesting of any such award shall accelerate as of the date of such termination. In addition, immediately prior to the Change in Control, any outstanding award that would otherwise vest upon the achievement of performance goals (including, without limitation, Performance Shares and Performance Units), shall be converted into a number of restricted stock units (“Replacement RSUs”) equal to the number of common shares that would have vested upon achievement of the award’s target goal(s), or in the case of Performance Units or other awards that pay in cash, a number of Replacement RSUs with a value equal to the aggregate value that would be payable under such Performance Units or other cash-based awards upon achievement of the award’s target performance goal(s).

If a Change in Control occurs, and the surviving entity does not assume or replace an award with a similar award, then any outstanding stock options and SARs will become fully vested and remain exercisable until the earlier of (i) the end of the original term of the stock option or SAR or (ii) the second anniversary of the date the participant’s termination or employment or service occurs. However, if the stock option or SAR’s award agreement provides for a longer period of exercisability following a termination of employment or service, then the stock option or SAR will expire at the end of such longer period. In addition, any restrictions that apply to other types of awards granted under the 2024 Incentive Plan (including any Replacement RSUs) shall lapse.

Clawback. An Award Agreement may provide that in the event of a restatement of The Gorman-Rupp Company’s financial statements, the Compensation Committee will have the right to review any award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Compensation Committee determines that based on the results of the restatement, a lesser amount or portion of an award should have been paid or vested, it may cancel all or any portion of any outstanding awards and require the participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the award to forfeit and pay over to The Gorman-Rupp Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any stock option or SAR and the value realized (whether or not taxable) on the vesting or payment of any other award during the period beginning twelve months preceding the date of the restatement and ending with the date of cancellation of any outstanding awards. To the extent required by any company policy (including The Gorman-Rupp Company’s Clawback Policy, as it may be in effect from time to time) or applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or any other securities exchange or inter-dealer quotation service on which The Gorman-Rupp Company’s common shares are listed or quoted, awards will be subject (including on a retroactive basis) to recoupment, recapture, clawback, forfeiture, repayment or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding awards). By accepting an award under the 2024 Incentive Plan, each participant acknowledges and agrees that such policies, law, rules and regulations shall apply to his or her award, and all incentive-based compensation payable pursuant to his or her award shall be subject to recoupment, recapture, clawback, forfeiture, repayment and similar requirements pursuant to the terms of such policies, law, rules and regulations.

Prohibition on Repricing. The 2024 Incentive Plan prohibits stock option and stock appreciation award repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes

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in Capitalization” below) unless shareholder approval is obtained. For purposes of the 2024 Incentive Plan, a “repricing” means a reduction in the exercise price of a stock option or the grant price of a SAR, the cancellation of a stock option or SAR in exchange for cash or another award (except in connection with a Change in Control) under the 2024 Incentive Plan when the exercise price or grant price of the stock option or SAR is greater than the fair market value of the shares, or any other action with respect to a stock option or SAR that may be treated as a repricing under the rules of the principal securities exchange on which the shares are traded.

Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in the Company’s corporate structure which affects the shares or the value thereof, appropriate adjustments to the 2024 Incentive Plan and awards will be made as the Compensation Committee determines to be equitable and appropriate.

Amendment and Termination

The 2024 Incentive Plan may be amended or terminated by the Board of Directors except that shareholder approval is required for any amendment to the 2024 Incentive Plan which increases the number of common shares available for awards thereunder (except for equitable adjustments in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares), expands the types of awards available, materially expands the class of persons eligible to participate in the 2024 Incentive Plan, permits the grant of stock options or SARs with an exercise or grant price of less than 100% of fair market value on the date of grant, increases the limits on compensation payable to non-employee directors, or takes any action with respect to a stock option or SAR that may be treated as a repricing. No amendment or termination may materially impair a participant’s rights under an award previously granted under the 2024 Incentive Plan without the written consent of the participant.

The 2024 Incentive Plan will expire on the 10th anniversary of the date of its approval by shareholders, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the 2024 Incentive Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

•

Restricted Stock, Restricted Stock Units and Performance Awards. The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares are issued on grant), but will realize ordinary income when the shares subject to the award become vested. The amount of ordinary income will be equal to the excess of the fair market value of the shares on the vesting date over the purchase price, if any, paid for the shares. The Company may allow a participant to elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for the shares. If such an election is made, the participant will not realize any additional taxable income when the shares become vested.

The participant will not realize ordinary income on the grant of a restricted stock unit award (or a performance award under which shares are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of the fair market value of the shares on the date they are issued over the purchase price, if any, paid for the award.

Upon disposition of shares acquired under a restricted stock award, restricted stock unit award or performance award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of any amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

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•

Stock Options. The participant will not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise. The Compensation Committee does not presently intend to award options to participants in the 2024 Incentive Plan.

•

Stock Appreciation Rights. No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares or other property received upon the exercise. The Compensation Committee does not presently intend to award SARs to participants in the 2024 Incentive Plan.

Company Tax Considerations. The Gorman-Rupp Company generally will be entitled to a tax deduction in connection with an award under the 2024 Incentive Plan, subject to the provisions of Sections 162(m) and 280G of the Code, in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on vesting and delivery of a performance award). Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid in any one year to each of certain of the company’s current and former executive officers. Effective January 1, 2018, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to an individual who was the company’s Chief Executive Officer, Chief Financial Officer, or one of the company’s next three other most highly compensated executive officers in any year after 2016. As a general matter, while the Compensation Committee considers tax deductibility as one of several relevant factors in determining compensation, it retains the flexibility to design and maintain executive compensation arrangements that it believes will attract and retain executive talent and result in strong returns to shareholders, even if such compensation is not deductible by The Gorman-Rupp Company for federal income tax purposes.

Grants under the 2024 Incentive Plan. There have been no grants of awards under the 2024 Incentive Plan. Accordingly, the benefits or amounts that will be received as a result of the 2024 Incentive Plan are not currently determinable.

The Board of Directors unanimously recommends that you vote FOR Proposal No. 3 to approve The Gorman-Rupp Company 2024 Omnibus Incentive Plan.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2023 about the Company’s common shares that may be issued upon exercise of options, warrants and rights granted, and shares remaining available for issuance, under all of the Company’s existing equity compensation plans, including the 2015 Omnibus Incentive Plan and the 2016 Non-Employee Directors’ Compensation Plan.

Plan Category	Number of securities to be issued uon exercise of outstanding options warrants and rights	Weighted average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	-	$ -	574,708(1)
Equity compensation plans not approved by shareholders	-	n/a	-
Total	-	$ -	574,708

(1)

This amount reflects that an aggregate of 560,208 shares were reserved for issuance under the 2015 Omnibus Incentive Plan pursuant to performance share awards outstanding at December 31, 2023, which amount, for purposes of this table, assumes the maximum amount of shares will be earned under such awards, even though the actual payout under such awards may be less than maximum.

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 Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends that you vote

FOR Proposal No. 4 to ratify the appointment of Ernst & Young LLP as the

Company’s independent registered public accounting firm.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 4)

This proposal is for a vote to ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm for the Company during the year ending December 31, 2024. Ernst & Young LLP has served as the Company’s independent external auditor continuously for over fifty years. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Fees paid to Auditors

The Company paid Ernst & Young LLP the following fees in connection with the Company’s fiscal years ended December 31, 2023 and 2022:

	2023	2022
Audit Fees(1)	$1,672,500	$1,862,000
Audit-Related Fees(2)	10,100	352,000
Tax Fees(3)	-	-
All Other Fees(4)	-	-
Total	$1,682,600	$2,214,000

(1)

Audit fees consist of the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the Company’s interim financial statements included in its quarterly reports on Form 10-Q, or services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

Audit-related fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption “Audit Fees.” The audit-related fees paid were primarily for financial reporting and other advisory services.

(3)	Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax consulting and tax planning.
(4)	The “all other fees” category consists of the aggregate fees billed for products and services provided not included in the other three categories.

Under its charter, the Audit Committee is directly responsible for the oversight of the work of Ernst & Young LLP and has the sole authority to (i) appoint, retain and terminate Ernst & Young LLP, (ii) pre-approve all audit engagement fees, terms and services, and (iii) pre-approve scope and fees for any non-audit engagements with Ernst & Young LLP. The Audit Committee exercises this authority in a manner consistent with applicable law and the rules of the SEC and the NYSE, and Ernst & Young LLP reports directly to the Audit Committee. In addition, the Audit Committee has determined to delegate its authority to grant any pre-approvals to its Chairman, subject to the report of any such pre-approvals to the Audit Committee at its next scheduled meeting for ratification. Further, in conjunction with the mandated rotation of the auditing firm’s lead engagement partner, the Audit Committee is directly involved in the selection of Ernst & Young LLP’s new lead engagement partner. In accordance with its charter, the Audit Committee pre-approved all services performed by the Company’s independent registered public accounting firm in 2023.

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 Ratification of Appointment of Independent Registered Public Accounting Firm

Ratification by the shareholders of the appointment of Ernst & Young LLP is not required by law. However, the Board of Directors believes that shareholders should be given this opportunity to express their views on the subject. While not binding on the Audit Committee, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants would be considered by the Audit Committee in determining whether to continue the engagement of Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee may, in its discretion, select a different firm of independent registered public accountants for the Company at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

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 General Information

GENERAL INFORMATION

The Company’s 2023 Annual Report to Shareholders, including financial statements, is being mailed concurrently with this Proxy Statement to all shareholders of the Company.

The cost of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone, electronically, or through other means of communication by employees of the Company. No separate compensation will be paid for the solicitation of proxies, although the Company may reimburse brokers and other persons holding Common Shares in their names or in the names of nominees for their expenses in sending proxy materials to the beneficial owners of such Common Shares.

Any proposal by a shareholder intended to be included in the proxy materials to be distributed by the Company in connection with the 2025 Annual Meeting of Shareholders must be received by the Company on or before November 25, 2024. If notice of a shareholder proposal is received after February 8, 2025, proxies solicited by the Company in connection with the 2025 Annual Meeting are expected to grant the proxy holders discretionary voting authority on the proposal if and when it is raised at such Annual Meeting, regardless of whether the proposal is disclosed in the Company’s proxy materials. A shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting must provide notice that is in the manner and sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 24, 2025.

Interested parties desiring to communicate concerns regarding the Company to the Lead Independent Director or to the Non-Employee Directors as a group may direct correspondence to: Ms. M. Ann Harlan, Lead Independent Director, The Gorman-Rupp Company Board of Directors, The Gorman-Rupp Company, PO Box 1217, Mansfield, OH 44901-1217. Alternatively, interested parties who wish to communicate with an individual director or any group of directors may write to such director(s) at The Gorman-Rupp Company, PO Box 1217, Mansfield, OH 44901-1217, Attn: Corporate Secretary. All such letters will be forwarded promptly to the relevant director(s).

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 Other Business

OTHER BUSINESS

Financial and other reports will be submitted to the Meeting, but it is not intended that any action will be taken in respect thereof. The Company did not receive notice by February 11, 2024 of, and the Board of Directors is not aware of, any matters other than those referred to in this Proxy Statement which might be brought before the Meeting for action. Therefore, if any such other matters should arise, it is intended that the persons appointed as proxy holders will vote or act thereon in accordance with their own judgment.

You are urged to date, sign and return your proxy promptly. For your convenience, enclosed is a self-addressed return envelope requiring no postage if mailed in the United States.

By Order of the Board of Directors

BRIGETTE A. BURNELL

Executive Vice President, General Counsel and Corporate Secretary

March 25, 2024

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 Appendix A

THE GORMAN-RUPP COMPANY

2024 OMNIBUS INCENTIVE PLAN

The Gorman-Rupp Company (the “Company”), an Ohio corporation, hereby establishes and adopts the following 2024 Omnibus Incentive Plan (the “Plan”).

1. PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries and Divisions in attracting and retaining selected individuals to serve as non-employee directors, employees and other service providers who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

2.1 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2 “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3 “Board” shall mean the Board of Directors of the Company.

2.4 “Cause” shall mean, with respect to a Participant, (a) the meaning ascribed to such term in any employment agreement the Participant has with the Company or any Subsidiary or Division; or (b) if no such employment agreement exists and unless otherwise defined in an applicable Award Agreement, (i) the Participant’s willful misconduct or gross negligence in the performance of the Participant’s duties to the Company and/or a Subsidiary or Division, as applicable, that has or could reasonably be expected to have a material adverse effect on the Company and/or a Subsidiary or Division, as applicable; (ii) the Participant’s willful and continued failure to perform the Participant’s duties to the Company and/or a Subsidiary or Division, as applicable, or to follow the lawful directives of the Chief Executive Officer of the Company or the Board (other than as a result of death or Disability); (iii) the Participant’s commission of, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; or (iv) the Participant’s performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s or a Subsidiary’s or Division’s property.

2.5 “Change in Control” shall have the meaning set forth in Section 11.3.

2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.

2.8 “Director” shall mean a member of the Board who is not an Employee.

2.9 “Directors’ Plan” shall mean The Gorman-Rupp Company 2016 Non-Employee Directors’ Compensation Plan, as amended from time to time.

2.10 “Disability” shall mean, unless otherwise defined in an applicable Award Agreement, (a) the Participant’s becoming disabled within the meaning of the long-term disability plan then provided by the Company or a

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 Appendix A

Subsidiary or Division, as applicable, to its employees, (b) physical or mental incapacity that renders the Participant unable to perform employment services for a period of 180 consecutive days or an aggregate of 180 days in any consecutive 365-day period, or (c) as otherwise determined by the Committee in its sole discretion; provided, however, that to the extent necessary to avoid adverse tax consequences pursuant to Section 409A of the Code, “Disability” shall have the meaning provided pursuant to Section 409A of the Code. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate.

2.11 “Dividend Equivalents” shall have the meaning set forth in Section 12.6.

2.12 “Division” shall mean any line of business or operations of the Company or any Subsidiary that is separately identified as a “division” in the books and records of the Company.

2.13 “Effective Date” shall mean the date on which the Company’s stockholders initially approved the Plan.

2.14 “Employee” shall mean any employee of the Company, any Subsidiary or any Division and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary or any Division.

2.15 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.16 “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported or (ii) if the Shares are neither listed on a U.S. national securities exchange, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.17 “Good Reason” shall mean, with respect to any Participant, (a) the meaning ascribed to such term in any employment agreement such Participant has with the Company or any Subsidiary or Division, or (b) if no such employment agreement exists and unless otherwise defined in an applicable Award Agreement, (i) a material reduction of the Participant’s base salary; (ii) a material and adverse change to, or a material reduction of, the Participant’s duties and responsibilities; or (iii) the relocation of the Participant’s primary office to any location more than fifty (50) miles from the Participant’s then current primary office, resulting in a materially longer commute for the Participant. Notwithstanding the foregoing, the occurrence of any of the events described in the immediately preceding clauses (b)(i) through (b)(iii) above shall not constitute Good Reason unless (A) the Participant provides the Company with written notice within 90 days after the initial occurrence of any such event that the Participant believes constitutes Good Reason, (B) the Company thereafter fails to cure such event within 30 days after receipt of such notice, and (C) the Participant’s date of termination as a result of such event occurs within one year after the expiration of the cure period.

2.18 “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.19 “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.20 “Other Share-Based Award” shall have the meaning set forth in Section 6.1.

2.21 “Participant” shall mean an Employee, Director or Service Provider who is selected by the Committee to receive an Award under the Plan.

2.22 “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 7.

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2.23 “Performance Cash” shall mean any cash incentives granted pursuant to Article 7 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.24 “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.25 “Performance Share” shall mean any grant pursuant to Article 7 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.26 “Performance Unit” shall mean any grant pursuant to Article 7 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.27 “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.28 “Post-CIC Entity” means any entity (or any successor or parent thereof) that effects a Change in Control pursuant to Section 11 of this Plan.

2.29 “Prior Plan” shall mean The Gorman-Rupp Company 2015 Omnibus Incentive Plan, as amended from time to time.

2.30 “Replacement RSUs” shall have the meaning set forth in Section 11.1.

2.31 “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.32 “Restricted Stock Award” shall have the meaning set forth in Section 5.1.

2.33 “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.34 “Restricted Stock Unit Award” shall have the meaning set forth in Section 5.1.

2.35 “SEC” means the Securities and Exchange Commission.

2.36 “Section 16 Individual” shall have the meaning set forth in Section 13.19.

2.37 “Service Provider” means a consultant or advisor for whom Form S-8 promulgated under the Securities Act of 1933, as amended, is available for the issuance of Company securities pursuant to the General Instructions to Form S-8, as they may be in effect from time to time.

2.38 “Shares” shall mean the shares of common stock of the Company, without par value.

2.39 “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.40 “Subsidiary” shall mean any corporation or other business entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the relevant time each of the entities other than the last entity in the unbroken chain owns stock or ownership interests possessing 50% or more of the total combined voting power of all classes of stock or ownership interests in one of the other entities in the chain.

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2.41 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or any Division or with which the Company or any Subsidiary or Division combines.

2.42 “Termination of Service,” “Terminates Service,” “Termination,” or any variation thereof means a separation from service within the meaning of Treasury Regulation 1.409A-1(h).

2.43 “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable; provided, that with respect to an Award to a Director, the term “one year” with respect to a Vesting Period shall mean the period from the date of grant of such Award until the annual meeting of the Company’s shareholders occurring in the following year (provided that such Vesting Period may not be less than 50 weeks after the date of grant).

3. SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 12.2, the total number of Shares that shall be authorized for issuance and delivery with respect to Awards granted under the Plan shall be as follows:

(i) 800,000 Shares; plus

(ii) the number of unused authorized Shares available for awards under the Prior Plan and the Directors’ Plan as of the Effective Date; plus

(iii) any Shares subject to an award under the Prior Plan or the Directors’ Plan that are forfeited or which remain unpurchased or unissued upon termination or expiration of an award under the Prior Plan or the Directors’ Plan.

For the avoidance of doubt, the number of Shares available under the Prior Plan or the Directors’ Plan will not include (i) any Shares tendered to or withheld by the Company to exercise any Option, Stock Appreciation Right or other Award granted thereunder, or (ii) any Shares tendered to or withheld by the Company to satisfy any tax withholding liabilities arising from any Option or other Award granted thereunder.

(b) If any Shares subject to an Award are forfeited, an Award is forfeited, cancelled, expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, such Shares shall, to the extent of such forfeiture, expiration, cancellation, termination, cash settlement or non-issuance, be again available for grant under this Plan.

(c) In the event that (i) any Option, Stock Appreciation Right or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall count against the total number of Shares available for issuance and delivery under the Plan on a one-for-one basis. In addition, if the Company uses the proceeds of the exercise of any Option or Stock Appreciation Right to purchase additional Shares in the open market, such Shares shall not be added to the total number of Shares available for issuance and delivery under this Plan.

(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations on grants to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in paragraphs (b) and (c) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or any Division or with which the Company or any Subsidiary or any Division combines has shares available under a pre-existing plan approved by stockholders and

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not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in paragraphs (b) and (c) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Directors or Service Providers prior to such acquisition or combination.

(e) Minimum Vesting Period. Notwithstanding any provision of this Plan to the contrary, the minimum vesting requirements set forth in Sections 5.4, 6.3, 7.3, 8.5 and 9.2(a) shall not apply with respect to: (i) 5% of the total number of Shares available for Awards under Section 3.1(a) of this Plan (as may be adjusted by Section 12.2 of this Plan); or (ii) any Award granted to a Director with a Vesting Period that ends as of the first annual meeting that is no less than 50 weeks following the date of grant.

3.2 Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1 Eligibility. Any Director, Employee or Service Provider shall be eligible to be selected as a Participant.

4.2 Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Directors, Employees or Service Providers to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that is consistent with the Plan’s terms and the Committee deems necessary or desirable for the administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary or Division. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c) To the extent not inconsistent with applicable law or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to Employees or Service Providers who are not considered Section 16 Individuals (A) designate

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Employees or Service Providers to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees or Service Providers and (C) cancel or suspend unvested Awards to such Employees or Service Providers; provided that (x) any resolution of the Committee authorizing such executive officer(s) must specify the total number of Shares subject to Awards that such executive officer(s) may so award; (y) the executive officer may not grant Awards to himself or herself; and (z) such executive officer must periodically report to the Committee information regarding the Awards granted pursuant to such delegation.

5. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

5.1 Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary or any Division as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law.

5.2 Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

5.3 Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares (except as otherwise provided in this Section or in an Award Agreement). A Participant who holds a Restricted Stock Unit Award shall only have those rights specifically provided for in the Award Agreement; provided, however, in no event shall the Participant have voting rights with respect to such Award. Notwithstanding anything to the contrary in this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award shall either (i) not be paid or credited or (ii) be accumulated and shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse. In addition, notwithstanding anything to the contrary in this Section, Dividend Equivalents with respect to Restricted Stock Units shall be subject to restrictions and risk of forfeiture to the same extent as such Restricted Stock Units.

5.4 Vesting Period. The Award Agreement shall specify the Vesting Period for any Restricted Stock or Restricted Stock Units granted under the Plan. Subject to Section 3.1(e) above, each Restricted Stock Award and Restricted Stock Unit Award with restrictions that lapse upon the achievement of service-based requirements or performance goals shall have a minimum Vesting Period of one year. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in an Award Agreement under such terms and conditions as the Committee shall deem appropriate; provided that the Committee may waive the minimum Vesting Period of one year only in in connection with the death or Disability of a Participant or pursuant to Sections 11.1(b) or 11.2.

5.5 Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Any such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

6. OTHER SHARE-BASED AWARDS

6.1 Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may

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be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

6.2 Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding anything to the contrary in this Section, Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such Dividend Equivalents have been credited.

6.3 Vesting Period. The Award Agreement shall specify the Vesting Period, if any, for Other Share-Based Awards. Subject to Section 3.1(e) above, each Other Share-Based Award with restrictions that lapse upon the achievement of service-based requirements or performance goals shall have a minimum Vesting Period of one year. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in an Award Agreement under such terms and conditions as the Committee shall deem appropriate; provided that the Committee may waive the minimum Vesting Period of one year only in connection with the death or Disability of a Participant or pursuant to Sections 11.1(b) or 11.2.

6.4 Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code and terms of any non-qualified deferred compensation plan to the extent applicable.

7. PERFORMANCE AWARDS

7.1 Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1 or such other criteria as determined by the Committee in its discretion.

7.2 Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan. Unless otherwise provided in an Award Agreement, no Performance Awards shall have Dividend Equivalent rights; provided, however, to the extent an Award Agreement does provide for Dividend Equivalent rights, such Dividend Equivalent rights shall be subject to restrictions and risk of forfeiture (including the achievement of the underlying performance goals) as the corresponding Performance Awards. The terms of Performance Awards need not be the same with respect to each Participant.

7.3 Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided that, subject to Section 3.1(e), the Vesting Period will not be less than one year. The extent to which the performance goals are achieved during the Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. The Committee may, in its sole discretion, waive the vesting, performance restrictions and any other conditions set forth in an Award Agreement under such terms and conditions as the Committee shall deem appropriate; provided that the Committee may waive the minimum Vesting Period of one year only upon the death or Disability of a Participant or pursuant to Sections 11.1(b) or 11.2

7.4 Payment. Except as provided in Article 11, as provided by the Committee or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period.

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Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee and as set forth in the corresponding Award Agreement (or, to the extent applicable, any non-qualified deferred compensation plan), on a deferred basis subject to the requirements of Section 409A of the Code to the extent applicable.

8. OPTIONS

8.1 Grant. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

8.2 Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. No Award Agreement for Options shall provide for payment or accrual of dividends or Dividend Equivalents. No Option may be transferred for value. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

8.3 Option Price. Other than in connection with Substitute Awards that are granted in a manner that is consistent with Section 424(a) of the Code, the option price per each Share purchasable under any Option granted pursuant to this Article shall not, at any time, be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary or any Division, the option price per share shall not, at any time, be less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders or in a manner that is inconsistent with Section 409A of the Code (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

8.4 Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.

8.5 Vesting of Options. The Award Agreement shall specify the Vesting Period for Options; provided that, subject to Section 3.1(e) above, the Vesting Period shall not be less than one year. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in an Award Agreement under such terms and conditions as the Committee shall deem appropriate; provided that the Committee may waive the minimum Vesting Period of one year only upon the death or Disability of a Participant or pursuant to Sections 11.1(b) or 11.2.

8.6 Exercise of Options.

(a) The Award Agreement shall specify when Options vest and become exercisable. Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, to the extent provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

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(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing; provided, however, to the extent required by applicable law, that the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being acquired. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(c) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

8.7 Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

8.8 Incentive Stock Options. The Committee may grant Incentive Stock Options to any Employee of the Company or any Subsidiary or any Division, subject to the requirements of Section 422 of the Code, and any such Incentive Stock Option shall be designated as such in the applicable Award Agreement; provided that to the extent that a purported Incentive Stock Option does not comply with the requirements for “incentive stock options” under Code Section 422, that portion of the Stock Option shall be deemed a nonqualified stock option. No Incentive Stock Option may be granted to a Director or other Service Provider who is not an Employee. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be equal to the number of Shares authorized for issuance and delivery with respect to Awards granted under the Plan, subject to adjustment as provided in Section 12.2. In addition, except with respect to Substitute Awards, and in compliance with Section 424(a) of the Code, no Participant may be granted Incentive Stock Options under this Plan (when combined with incentive stock options granted under any other plan of the Company or an Affiliate) that would result in Shares with an aggregate Fair Market Value (determined as of the Date of Grant) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year.

9. STOCK APPRECIATION RIGHTS

9.1 Grant and Vesting. The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion provided that, subject to Section 3.1(e) above, the Vesting Period for a Stock Appreciation Rights Award shall not be less than one year;. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in an Award Agreement under such terms and conditions as the Committee shall deem appropriate; provided that the Committee may waive the minimum Vesting Period of one year only upon the death or Disability of a Participant or pursuant to Sections 11.1(b) or 11.2.

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9.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) When Stock Appreciation Rights vest and become exercisable, subject to the terms of this Plan.

(b) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(c) The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(d) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(e) The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less, at any time, than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards (but in compliance with Section 424(a) of the Code) or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than ten (10) years.

(f) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not otherwise expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(g) Without the approval of the Company’s stockholders or in a manner that is inconsistent with Section 409A of the Code, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

(h) Notwithstanding any provision to the contrary, no Stock Appreciation Rights Award may provide for the receipt or accrual of Dividend Equivalents with respect to the underlying Shares.

10. PERFORMANCE TERMS; INDIVIDUAL LIMITS

10.1 Performance Goals. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: sales and net sales (including growth of such sales measures); gross profit, operating income, pre-tax income, net income and earnings per share (including growth of such income measures); return on equity, total shareholder return and return on assets or net assets (including growth of such return measures); gross margin, operating income margin or net income margin (including growth of such margin measures); economic value-added models or equivalent metrics; cash flow (including operating cash flow and free cash flow) or cash flow per share (before or after dividends) (including growth of such cash flow measures); financial ratios, including those measuring liquidity,

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activity, profitability or leverage; competitive market metrics; the ratio of average operating working capital to sales; or any other financial, operational, strategic or performance metric determined by the Committee. In establishing performance goals, the Committee may provide that any financial factor that in whole or in part comprises any performance goal will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or that any such financial factor may be non-GAAP or that such financial factor may be adjusted to exclude any or all GAAP or non-GAAP items. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Any performance measurement may be based on Company, business unit or divisional performance (or a combination thereof) and/or on performance as compared with that of other companies, peer groups, industry sectors or a market index. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including, without limitation, (a) acquisitions, divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company, Subsidiary, Division, business segment or business unit or not within the reasonable control of management, or (c) the cumulative effects of tax or accounting changes in accordance with GAAP.

10.2 Adjustments; Certification. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the one-year Vesting Period requirement except in the case of the death or Disability of the Participant or pursuant to Sections 11.1(b) or 11.2. The Committee must certify, in writing (which may be evidenced by the minutes of a Committee meeting), the amount of the Award for each Participant for such Performance Period before payment of the Award is made.

10.3 Limitations on Grants to Directors. In no event shall the compensation payable by the Company to a Director for services performed as a Director, including, without limitation, the grant date value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 or any amendment or successor to such standard) of Awards, cash retainers, committee fees and other compensation, exceed $500,000 in the aggregate during any fiscal year, which limit shall be increased to $750,000 in the fiscal year of a Director’s initial service as a Director.

11.  CHANGE IN CONTROL PROVISIONS

11.1  Company Remains Surviving Entity or Awards Assumed by Successor.

(a)  Upon the occurrence of a Change in Control in which either (i) the Company remains the surviving entity or (ii) the Company is not the surviving entity, but the Awards granted under this Plan are Assumed (as defined in Section 11.1(c) below) by the Post-CIC Entity, any Award granted under this Plan prior to the Change in Control (including any Replacement RSUs, as defined below) shall continue to vest and become exercisable in accordance with the terms of its original Award Agreement unless, during the two-year period commencing on the date of the Change in Control:

(1)  the Participant’s employment or service is involuntarily Terminated by the Company or the Post-CIC Entity, as applicable, for reasons other than for Cause; or

(2)  the Participant Terminates his or her employment or service for Good Reason;

provided, however, that immediately prior to the Change in Control, any outstanding Award that would otherwise vest upon the achievement of performance goals (including, without limitation, Performance Shares and Performance Units), shall be converted into a number of restricted stock units (“Replacement RSUs”) equal to the number of Shares that would have vested upon achievement of the Award’s target goal(s), or in the case of Performance Units or other Awards that pay in cash, a number of Replacement RSUs with a value equal to the aggregate value that would be payable under such Performance Units or other cash-based Awards upon achievement of the Award’s target performance goal(s).

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(b)  If a Participant’s employment or service is Terminated as described in Section 11.1(a) above, (i) any outstanding Stock Options and SARs shall become fully vested and remain exercisable until the earlier of (A) the end of the original term of the Stock Option or SAR or (B) the second anniversary of the date the Termination occurs; provided that, if the Award Agreement provides for a longer period of exercisability following a Termination, then this clause (B) shall be the end of such longer period; and (ii) any restrictions that apply to Awards made to such Participant pursuant to this Plan (including any Replacement RSUs) shall lapse.

(c)  For purposes of this Section 11.1, an Award shall be considered assumed by the Post-CIC Entity (“Assumed”) if all of the following conditions are met:

(1)  Stock Options or SARs are converted into replacement awards in a manner that complies with Code Section 409A;

(2)  Awards of Restricted Stock and Restricted Stock Units that are not subject to the achievement of performance goals are converted into replacement awards covering a number of Shares of the Post-CIC Entity, as determined in a manner subtantially similar to how the same number of Shares would be treated in the Change in Control transaction; provided that, to the extent that any portion of the consideration received by holders of Shares in the Change in Control transaction is not in the form of the common stock of the Post-CIC Entity, the number of shares covered by the replacement awards shall be based on the average of the high and low selling prices of the common stock of such Post-CIC Entity on the established stock exchange on the trading day immediately preceding the date of the Change in Control;

(3)  Performance Shares, Performance Units and all other Awards subject to the achievement of performance goals are converted immediately prior to the Change in Control into Replacement RSUs (pursuant to Section 11.1(a) above) and subsequently replaced with new Restricted Stock Units for the Post-CIC Entity pursuant to Section 11.2(c) above.

(4)  the replacement awards contain provisions for scheduled vesting and treatment on Termination of employment (including the definitions of Cause and Good Reason, if applicable) that are no less favorable to the Participant than the underlying Awards being replaced, and all other terms of the replacement awards (other than the security and number of shares represented by the replacement awards) are substantially similar to, or more favorable to the Participant than, the terms of the underlying Awards; and

(5)  the security represented by the replacement awards, if any, is of a class that is publicly held and widely traded on an established stock exchange.

11.2 Awards Not Assumed by Successor.

(a)  Upon the occurrence of a Change in Control in which the Company is not the surviving entity, any Awards made under this Plan that are not Assumed by the Post-CIC Entity shall become fully vested and exercisable on the date of the Change in Control or shall immediately vest and become immediately payable (subject to Section 11.2(e)) in accordance with their terms as if all of the performance goals had been achieved at their target levels as of the date of the Change in Control, and any restrictions that apply to such Awards shall lapse, and the following provisions of this Section 11.2 shall apply.

(b)  For each Stock Option and SAR, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Shares in the Change in Control transaction and the exercise price of the applicable Stock Option or SAR, if such difference is positive. Such payment shall be made in the form of cash, the form of consideration received by holders of Shares, or a combination of both. Any Stock Options or SARs with an exercise price that is higher than the per share consideration received by holders of Shares in connection with the Change in Control shall be cancelled for no additional consideration.

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(c)  The Participant shall receive the consideration (consisting of cash or other property (including securities of a successor or parent corporation), as determined by the Company) equal to the value that such Participant would have received in the Change in Control transaction had he or she been, immediately prior to such transaction, a holder of the number of Shares equal to the number of Restricted Stock Units (including Replacement RSUs) and/or Shares of Restricted Stock covered by the Award.

(d)  The payments contemplated by Sections 11.2(b) and (c) shall be made at the same time as consideration is paid to the holders of Shares in connection with the Change in Control; provided that such payments are made within five (5) years following the consummation of the Change in Control and in a manner that is consistent with the requirements of Code Section 409A.

(e)  Notwithstanding anything to the contrary in this Plan, if the payment or benefit constitutes a deferral of compensation under Code Section 409A, then to the extent necessary to comply with Code Section 409A, payment or delivery shall be made on the date of payment or delivery originally provided for such payment or benefit.

11.3 Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events (provided, however, that except with respect to paragraph (d) below, any definition of Change in Control in an Award Agreement may not provide that a Change in Control will occur prior to consummation or effectiveness of a change in control of the Company and may not provide that a Change in Control will occur upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company):

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary or Division, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or Division, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries or Divisions that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if

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applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

12. GENERALLY APPLICABLE PROVISIONS

12.1 Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b¬3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 8.3 or Section 9.2(g) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 8.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 9.2(e), or (f) increase any of the limitations in Section 10.5. The Board may not (except pursuant to Section 12.2 or in connection with a Change in Control), without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the limitations in Section 10.5 (other than to Awards denominated in cash), the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3 Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned,

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transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. In no event may any Award be transferred for value. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4 Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary or any Division (including as a Director), whether by reason of death, Disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5 Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred; provided that any such deferral shall be made in a manner that is consistent with the requirements of Section 409A of the Code and the terms of any applicable non-qualified deferred compensation plan.

12.6 Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award shall be subject to restrictions and risk of forfeiture (including the achievement of performance goals) to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

13. MISCELLANEOUS

13.1 Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any executive officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2 Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary or any Division shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding

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taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Company or its Subsidiaries or its Divisions shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the maximum required tax withholding rate for the Participant (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.3 Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Service Provider the right to continue in the employment or service of the Company or any Subsidiary or any Division or affect any right that the Company or any Subsidiary or any Division may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Service Provider shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Service Providers under the Plan.

13.4 Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that such terms are consistent with the requirements of Section 424(a) of the Code.

13.5 Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:

(a) In the event of a restatement of the Company’s financial statements, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Committee determines that based on the results of the restatement, a lesser amount or portion of an Award should have been paid or vested, it may (i) cancel all or any portion of any outstanding Awards and (ii) require the Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve months preceding the date of the restatement and ending with the date of cancellation of any outstanding Awards. To the extent required by any Company policy (including the Company’s Clawback Policy, as it may be in effect from time to time) or applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, Awards shall be subject (including on a retroactive basis) to recoupment, recapture, clawback, forfeiture, repayment or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Awards). By accepting an Award hereunder, the Participant acknowledges and agrees that such policies, law, rules and regulations shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to recoupment, recapture, clawback, forfeiture, repayment and similar requirements pursuant to the terms of such policies, law, rules and regulations.

(b) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or any Division or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary or any Division, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the

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Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement.

13.6 Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, Division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary or any Division except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary (or as may be required by the terms of such plan).

13.8 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9 Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

13.10 Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12 Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Ohio, without reference to principles of conflict of laws, and construed accordingly.

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13.13 Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14 Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Service Providers providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Service Providers on assignments outside their home country.

13.15 Compliance with Section 409A of the Code. This Plan and the Awards granted hereunder are intended to comply with (or be exempt from) and shall be administered in a manner that is intended to comply with (or be exempt from) Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code may be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Notwithstanding the foregoing, none of the Company, the Committee, the Board, nor any officer or employee of the Company, nor any of their respective affiliates, represents or guarantees the tax treatment of any Award under Section 409A of the Code or otherwise and shall not provide any gross-up or make-whole payment with respect to any adverse tax treatment under Section 409A of the Code or otherwise.

13.16 No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.17 Data Privacy. As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Subsidiaries and Divisions for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Subsidiaries and Divisions hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary or any Division, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company and its Subsidiaries

A-18 THE GORMAN-RUPP COMPANY | 2024 Proxy Statement

 Appendix A

and Divisions may transfer the Data amongst themselves as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company and its Subsidiaries and Divisions may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

13.18 Indemnity. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense (each, a “Loss”) that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided that any such Loss is not the result of such person’s gross negligence or willful misconduct; provided, further, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.19 Compliance with Section 16. With respect to Participants subject to Section 16 of the Exchange Act (“Section 16 Individuals”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Section 16 Individuals that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Section 16 Individual in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Section 16 Individual is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Section 16 Individual, to the extent permitted by law and deemed advisable by the Committee.

13.20 Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

2024 Proxy Statement	|	THE GORMAN-RUPP COMPANY	A-19

GRC-2024-NPS

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET
Go To: www.proxypush.com/GRC
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-390-5231
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

The Gorman-Rupp Company
Annual Meeting of Shareholders
For Shareholders of record as of February 26, 2024
DATE:	Thursday, April 25, 2024
TIME:	10:00 AM, Eastern Time
PLACE:	Live via the internet at www.proxydocs.com/GRC

This proxy is being solicited on behalf of the Management

The undersigned shareholder(s) hereby appoint(s) Scott A. King and Brigette A. Burnell as Proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote all of The Gorman-Rupp Common Shares held of record on February 26, 2024 by the undersigned shareholders(s) at the Annual Meeting of Shareholders to be held on April 25, 2024, or at any adjournment or postponement thereof, as designated on the reverse.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

IMPORTANT NOTICE TO PARTICIPANTS IN THE GORMAN-RUPP COMPANY 401(k) PLAN. Bank of America Merrill Lynch, as Trustee of The Gorman-Rupp Company 401(k) Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by us as holder of record. We shall be pleased to vote your securities in accordance with your wishes if you execute this form and return it to us promptly in the enclosed business reply envelope. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting. For this meeting, the extent of our authority to vote your securities in the absence of your instructions, as directed by The Gorman-Rupp Company 401(k) Plan, is that securities for which no voting instructions have been given shall be voted in the same ratio as the ratio in which the total shares with respect to which timely directions were received were voted on such matters. In order to ensure that your 401(k) securities are voted as you wish, this proxy must be voted and received by 10:00 a.m., Eastern Time, April 24, 2024.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

The Gorman-Rupp Company

Annual Meeting of Shareholders

Please make your marks like this:	X

MANAGEMENT RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

MANAGEMENT
	PROPOSAL		YOUR VOTE		RECOMMENDS
1.	Election of Directors				FOR

	1.01 Donald H. Bullock, Jr.	FOR ☐	WITHHOLD ☐

	1.02 Jeffrey S. Gorman	☐	☐		FOR

	1.03 M. Ann Harlan	☐	☐		FOR

	1.04 Scott A. King	☐	☐		FOR

	1.05 Christopher H. Lake	☐	☐		FOR

	1.06 Sonja K. McClelland	☐	☐		FOR

	1.07 Vincent K. Petrella	☐	☐		FOR

	1.08 Kenneth R. Reynolds	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Approve, on an advisory basis, the compensation of the Company’s named Executive Officers.	☐	☐	☐	FOR

3.	Approve and adopt The Gorman-Rupp Company 2024 Omnibus Incentive Plan.	☐	☐	☐	FOR

4.	Ratify the appointment of Ernst & Young LLP as the independent registered public	☐	☐	☐	FOR
accounting firm for the Company for the year ending December 31, 2024.

You must pre-register to attend the annual meeting online.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date